UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEEP GREEN WASTE & RECYCLING, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7349	30-1035174
(State or other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

260 Edwards Plz #21266, Saint Simons Island, GA 31522

(833) 304-7336

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Registered Agent Solutions, Inc.

125 S. King St.

P.O. Box 2922

Jackson, WY 83001

(800) 246-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

(213) 369-8112

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated July 12, 2023

DEEP GREEN WASTE & RECYCLING, INC.

3,350,000

Common Stock

Pursuant to this prospectus, the selling shareholders identified herein (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”) are offering on a resale basis, up to 3,350,000 shares of common stock, par value $0.0001 per share (the “common stock”) of Deep Green Waste & Recycling, Inc. (the “Company,” “Deep Green,” “we,” “our” or “us”). These shares include (i) 280,000 shares issued to a consultant for services rendered and completed on behalf of the Company and 3,070,000 shares issued to employees as compensation. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our Common Stock is currently quoted on the OTC “PINK” Marketplace under the symbol “DGWRD.” The DGWRD designation will change back to its original DGWR at the end of the required transition period on or about July 20, 2023. On July 11, 2023, the last reported sales price for our Common Stock was $0.095 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares from the selling shareholders.

The selling shareholders may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, our auditor has expressed substantial doubt as to our Company’s ability to continue as a going concern. Our common stock involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 11 before you decide to purchase any of our Common Stock.

The Company has minimal revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2023.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the United States Securities and Exchange Commission (the “SEC”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information contained in this document and any free writing prospectus we provide to you. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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Use of Industry and Market Data

This prospectus includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

Trademarks, Trade Names and Service Marks

“Deep Green Waste & Recycling” and other trademarks or service marks of Deep Green Waste & Recycling, Inc. appearing in this prospectus are the property of Deep Green Waste & Recycling, Inc. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions;

●	Risks related to the integration with regards to potential or completed acquisitions; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Deep Green Waste,” “Deep Green’” the “Company,” “we,” “us” and “our” or similar terms are to Deep Green Waste & Recycling, Inc.

DESCRIPTION OF BUSINESS

Overview

Deep Green Waste & Recycling, Inc. (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 2,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste recycling business since 2011, in exchange for 56,667 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s then Chief Executive Officer owned a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

In the quarterly period ended March 31, 2021, the Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients.

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 1,333 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

Securities Purchase Agreement

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 667 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 667 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021.

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidates have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Licenses:

None.

Patents/Trademarks:

We currently hold no patents or trademarks.

Research & Development

We had no expenses in Research and Development costs during the three months ended March 31, 2023 and years ended December 31, 2022 and 2021.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $5,000 per year for the establishment of foreign corporations in other states that we plan to operate.

Labor and Other Supplies

We currently have three part-time employees. We contract all labor for public company governance services, website development, accounting, legal and daily activities outside of management.

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Principal Products or Services and Markets

The principal markets for the Company’s future and recycling services will comprise property management companies, construction and demolition companies, restaurants and retail stores, industrial and manufacturing businesses, and healthcare.

Seasonality

The waste and recycling industry does experience seasonal variance, and the Company does anticipate noticeable seasonality in its business.

Leases

The Company anticipates its most significant lease obligations will be classified as fixed assets that will be used in the normal course of its business.  Some lease obligations may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we will consider in determining minimum lease payments. The leases will be classified as either operating leases or capital leases, as appropriate.

Governmental Regulation

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. Material cost may rise due to additional manufacturing cost of raw or made parts with the application of new regulations. Our liabilities may also increase due to additional regulations imposed by foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. In addition, our past, current and future operations and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations and incentives of governments in the markets into which we sell, but also by rules, regulations and costs imposed by utilities. Utility companies or governmental entities could place barriers on the installation of our product or the interconnection of the product with the electric grid. Further, utility companies may charge additional fees to customers who install on-site power generation, thereby reducing the electricity they take from the utility, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems in the future. This could make our systems less desirable, thereby adversely affecting our revenue and profitability potential. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our future operations. These costs, incentives and rules are not always the same as those faced by technologies with which we compete. Additionally, reduced emissions and higher fuel efficiency could help our future customers combat the effects of global warming. Accordingly, we may benefit from increased government regulations that impose tighter emission and fuel efficiency standards.

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Environmental Regulation

Upon the completion of an acquisition of a waste and recycling service business, the Company will become subject to federal, state or provincial and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the EPA, Environment Canada, and various other federal, state, provincial and local environmental, zoning, transportation, land use, health and safety agencies in the U.S. and Canada. Many of these agencies will examine our subsidiary operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.  Because the primary mission of our business is to collect, manage and recycle waste in an environmentally sound manner, a significant portion of our capital expenditures will be related, either directly or indirectly, to supporting the Company’s subsidiary operations as they relate to compliance with federal, state, provincial and local rules.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In the event we are successful in an acquisition of a company in the waste management sector, we expect to encounter intense competition with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some consolidation, though the industry remains intensely competitive. Operating costs, disposal costs and collection fees vary widely throughout the areas in which we operate. The prices that we charge are determined locally, and typically vary by volume and weight, type of waste collected, treatment requirements, risk of handling or disposal, frequency of collections, distance to final disposal sites, the availability of airspace within the geographic region, labor costs and amount and type of equipment furnished to the customer.

Competitors include: Waste Management, Rubicon Global, Republic Services, Stericycle, Waste Connections, Casella Waste Systems, Bioenergy DevCo, PegEx, Recycle Track Systems and Liquid Environmental Solutions.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Employees

As of the date of this Report, we have 12 full-time employees and 2 part-time employees.  Three full-time employees serve in the public company in the roles of President/Chief Executive Officer/Corporate Secretary, Chief Operating Officer, and Interim Chief Financial Officer.  One full-time and two part-time employees serve in the Amwaste subsidiary.  Eight full-time employees serve in the Lyell Environmental Services subsidiary.  We plan to expand our management team within the next 12 months to include certain officers for any acquisitions and any new subsidiaries or operational activities management deems necessary.   We consider our relations with our employees and consultants to be in good standing.  Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Report to Shareholders

The public may read and copy these reports, statements, or other information we file at the SEC’s public reference room at 100 F Street, NE., Washington, DC 20549 on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).

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Going Concern

The Company has a history of net losses: As of March 31, 2023, we had cash of $206, current assets of $154,540, current liabilities of $4,991,333 and an accumulated deficit of $12,581,961. For the quarter ended March 31, 2023 and year ended December 31, 2022, we used cash from operating activities of $67,299 and $205,894, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through June 2024.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

Company Information

We are a Wyoming for-profit corporation. Our corporate address is 260 Edwards Plz #21266, Saint Simons Island, GA 31522, our telephone number is (833) 304-7336 and our website address is www.deepgreenwaste.com. The information on our website is not a part of this prospectus. The Company’s stock is quoted under the symbol “DGWRD” on the OTC “PINK” Marketplace. The Company’s transfer agent is Transfer Online whose address is 512 SE Salmon St., Portland, OR 97214 and phone number is (503) 227-2950.

Recent Developments

Legal

On June 1, 2023, the Company received notification that the Supreme Court of the State of New York dismissed the fraud and conversion claims brought by MD Global, LLC and further ruled that former CEO Lloyd Spencer should not be a party to the case.

Capital Structure

On February 27, 2023, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to a 1 for 1500 reverse spilt to decrease the number of issued and outstanding shares of Common Stock of the Company from 1,896,216,952 to 1,264,145. On February 27, 2023, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment. The corporate action took effect at the open of business on June 20, 2023.

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Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

THE OFFERING

Securities offered	Up to 3,350,000 shares of our Common Stock

Offering Amount	$268,000

Terms of the Offering	The Selling Shareholders will determine when and how they sell the shares offered in this prospectus, as described in “Plan of Distribution” beginning on page 22.

Use of Proceeds	We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares. We will bear all costs associated with registering the shares of common stock offered by this prospectus. See “Use of Proceeds.”

Common Stock Issued and Outstanding Before This Offering	8,814,613 (1)

Common Stock Issued and Outstanding After This Offering	8,814,613 (1)

Risk Factors	See “Risk Factors” beginning on page 11 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is currently quoted on the OTC “PINK” Marketplace under the symbol “DGWRD.” The DGWRD designation will change back to its original DGWR at the end of the required transition period on or about July 20, 2023.

Dividends	We have not declared or paid any cash dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Transfer agent and registrar	Transfer Online, Inc.

(1)	The number of shares of our common stock outstanding before this Offering 8,814,613 as of July 12, 2023.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the three months ended March 31, 2023	For the year-ended December 31, 2022	For the year-ended December 31, 2021
Revenue	$178,763	$1,053,612	$363,056
Loss from operations	$(194,706)	$(784,238)	$(1,024,457)
Net income (loss)	$(210,524)	$(1,194,221)	$(3,400,862)

Balance Sheet Data

	As of March 31, 2023	As of December 31, 2022	As of December 31, 2021
Cash	$206	$36,616	$36,619
Total assets	$1,283,774	$1,440,479	$1,686,833
Total liabilities	$4,991,333	$4,998,447	$5,992,412
Total stockholders’ (deficiency)	$(3,707,559)	$(3,557,968)	$(4,305,579)

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RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Our Financial Condition

The Company has limited financial resources. Our auditors have expressed in the report of independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses substantial doubt about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have approximately ten years of corporate operational history and have yet to generate substantial revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the technology, retail and cannabis industries, which are three rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	General economic conditions, both domestically and in foreign markets;

●	Our ability to further our business plan in the waste management sector through organic growth;

●	Our ability to identify acquisition targets that will become accretive to our future earnings;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to raise capital to implement our business plan;

●	Our ability to repay our debts;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

General Business Risks

We intend to pursue the acquisition on an operating business.

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

We have not executed any formal agreement for a business combination or other transaction and have not established standards for business combinations.

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Scarcity of, and competition for, business opportunities and combinations.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Lack of diversification may limit future business.

The Company intends to engage in multiple business combinations. However, initially, the Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company’s activities will be limited to those engaged in by the business opportunity in which the Company merges or acquires. If the Company is unable to diversify its activities into a number of areas, that may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Bill Edmonds, the Company’s Chairman, Chief Executive Officer, and Chief Financial Officer. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $500,000 in capital to fund our operations through December 31, 2023 and approximately $2,500,000 over the next 24 months. We expect to use these cash proceeds primarily for future acquisitions, expansion of our business plan and to remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

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If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Wyoming law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

The Company’s bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s business plan is speculative.

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred high levels of debt and expects to incur future debt in order to fund operations. As of March 31, 2023, the Company had accounts payable of $3,079,480 that consisted of $487,615 in default judgments due to prior vendors, $2,380,559 due to vendors for materials and services and $211,306 due for credit card obligations. At March 31, 2023, the Company had outstanding debt of $1,345,959 that consisted of $771,788 of convertible debt, $574,171 in a short term note, short-term capital lease and loans payable to officers and directors. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment. There is high risk of default, if the Company is not able to raise additional capital and there is no assurance that the Company will be able to do so. In the event we are unable to pay the amount due under the convertible debenture, the noteholder may at its election convert the note into shares of the Company’s common stock causing significant dilution to our shareholders. In the event we are unable to pay the amount due under our accounts payable, creditors may elect to bring further litigation to protect their claims or perfect their judgments. In the event the Company is not able to satisfy our debt obligations, we may be required to cease operations.

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The Company’s expenses could increase without a corresponding increase in revenues.

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company will be reliant on key suppliers.

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased costs could affect the company.

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to maintain and enhance product image.

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products and services may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If we are unable to protect effectively our intellectual property, we may not be able to operate our business, which would impair our ability to compete.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

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Computer, website or information system breakdown could affect the Company’s business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The amount of capital the company is attempting to raise in this offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise responding to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us.

The Company’s business model is evolving.

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company faces competition in the Company’s markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than does the company.

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

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A data security breach could expose the Company to liability and protracted and costly litigation and could adversely affect the Company’s reputation and operating revenues.

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company depends on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason would significantly impair the Company’s ability to conduct its business.

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $75,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease ongoing business operations.

We are in the “developmental” stage of business and have yet to commence any substantive commercial operations. We have limited history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the developmental stage. Success is significantly dependent on a successful drilling, completion and production program. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the developmental stage and potential investors should be aware of the difficulties normally encountered by enterprises in this stage. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

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Risk to Our Common Stock and Offering

If we fail to remain current on our reporting requirements, we could be removed from the OTC Marketplace which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the OTC Marketplace must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Marketplace, which may have an adverse material effect on the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.

Our Certificate of Incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of March 31, 2023, we have issued and outstanding 52,000 shares of Series B Preferred Stock.

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The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTC Marketplace is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Existing stockholders will experience significant dilution from our sale of shares under potential Securities Purchase Agreements.

The sale of shares pursuant to any Securities Purchase Agreements executed by the Company in the future will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly, as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

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The Company May Issue Shares of Preferred Stock with Greater Rights than Common Stock.

The Company’s charter authorizes the Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of the Company’s common stock. Any preferred stock that is issued may rank ahead of the Company’s common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than the Company’s common stock.

Being a Public Company Significantly Increases the Company’s Administrative Costs.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and listing requirements subsequently adopted by the NYSE Amex in response to Sarbanes-Oxley, have required changes in corporate governance practices, internal control policies and audit committee practices of public companies. Although the Company is a relatively small public company, these rules, regulations, and requirements for the most part apply to the same extent as they apply to all major publicly traded companies. As a result, they have significantly increased the Company’s legal, financial, compliance and administrative costs, and have made certain other activities more time consuming and costly, as well as requiring substantial time and attention of our senior management. The Company expects its continued compliance with these and future rules and regulations to continue to require significant resources. These rules and regulations also may make it more difficult and more expensive for the Company to obtain director and officer liability insurance in the future and could make it more difficult for it to attract and retain qualified members for the Company’s Board of Directors, particularly to serve on its audit committee.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

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The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

On June 20, 2023, the Company completed a reverse stock split where 1500 common shares were exchanged for 1 share. The accompanying financial statements have been retroactively adjusted to reflect this reverse stock split.

We are authorized to issue up to 3,000,000,000 shares of common stock, of which 1,264,165, 1,147,827 and 164,677 shares of common stock are issued and outstanding as of March 31, 2023, December 31, 2022 and December 31, 2021, respectively. Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

On February 10, 2022, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 1,000,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On February 10, 2022, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

You may be diluted by conversions of the Company’s Series B Preferred Stock, convertible notes and exercises of outstanding options and warrants.

As of March 31, 2023, we have (i) two outstanding third-party notes with a total principal amount of $376,888, which are convertible into an indeterminate number of shares of common stock, and (ii) 52,000 shares of our Series B Convertible Preferred Stock convertible into an undetermined number of shares of our common stock. Two other notes with BHP Capital totaling $407,400 are no longer convertible per an agreement between BHP Capital and the Securities and Exchange Commission

The conversion of the third-party notes and conversion of our Series B Convertible Preferred Stock will result in further dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We may seek additional capital through a combination of private and public offerings in the future.

The Company’s shares of common stock are quoted on the OTC Marketplace, which limits the liquidity and price of the Company’s common stock.

The Company’s shares of Common Stock are traded on the OTC “PINK” Marketplace under the symbol “DGWRD.” The DGWRD designation will change back to its original DGWR at the end of the required transition period on or about July 20, 2023. Quotation of the Company’s securities on the OTC Marketplace limits the liquidity and price of the Company’s Common Stock more than if the Company’s shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

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We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Because directors and officers currently and for the foreseeable future will continue to control Green Deep Waste, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Deep Green Waste beneficially own approximately 30% of our outstanding common stock either through direct ownership or through another class of capital stock that may be convertible into shares of our common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Our Interim Chief Financial Officer and Director owns all (52,000) issued and outstanding shares of the Company’s Series B Preferred Stock, which has voting rights equal to 20,000 votes for each share of Series B held. As of the date of this filing, our Interim Chief Financial Officer would have voting rights equal to 1,042,183,696 shares (1,040,000,000 voting shares through the Series B Preferred Stock and 2,183,696 shares of common stock held) or approximately 99.4% of the shares available to vote for a matter brought before shareholders.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares.

We will pay the expenses of registration of the shares of our common stock covered by this prospectus, including legal and accounting fees.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities. The prices at which the shares of common stock are covered by this prospectus may actually be sold and will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities quoted hereby on the OTC Marketplace or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Company will not receive any of the proceeds from the sale by the Selling Shareholders. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

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SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders and future shareholders identified in the table below of up to 3,350,000 shares of our common stock, which were issued in various transactions exempt from registration under the Securities Act, as follows:

●	3,070,000 of the shares issued to employees as compensation; and

●	280,000 of the shares issued to a Consultant for services rendered and completed on behalf of the Company.

The shares to be offered by the Selling Shareholders named in this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give those Selling Shareholders the opportunity to publicly sell these shares, if they elect to do so. The registration of these shares does not require that any of the shares be offered or sold by the Selling Shareholders. We are registering the shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. For additional information regarding these shares, see “Recent Developments” above.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of shares of common stock by each of the Selling Shareholders. The first column in the table below lists the name of each Selling Shareholder. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock, as of July 12, 2023.

The fourth column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement between the Company and the Selling Shareholders, this prospectus generally covers the resale of all shares of common stock held by the Selling Shareholders. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Stockholder	Beneficial Ownership Before Offering (ii)	Percentage of Common Stock Owned Before Offering (ii)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After the Offering (iii)
David Bradford (iv)	2,147,207	24.36%	600,000	1,547,207	17.55%
Lloyd Spencer (v)	2,141,385	24.29%	600,000	1,541,385	17.49%
Billy R. Edmonds (vi)	2,183,699	24.77%	600,000	1,583,699	17.97%
Jimmy Wayne Anderson (vii)	280,000	3.18	280,000	0	0.00%
James Russell Street (viii)	280,667	3.18%	280,000	667	* %
Larry Pittenger (ix)	280,000	3.18	280,000	0	0.00%
William Edmonds (x)	280,067	3.18%	280,000	67	* %
Natalie McHugh (xi)	280,000	3.18	280,000	0	0.00%
James Tomlins (xii)	150,067	1.70%	150,000	67	* %
TOTAL	8,023,092	91.02%	3,350,000	4,673,092	53.02%

* Less than 1%

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 8,814,613 shares of common stock issued and outstanding at July 12, 2023,

(iii) Assumes that all securities registered will be sold.

(iv) Includes 2,147,207 shares of common stock previously issued to Mr. Bradford. The address for Mr. Bradford is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(v) Includes 2,141,385 shares of common stock previously issued to Mr. Spencer. The address for Mr. Spencer is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(vi) Includes 2,183,699 shares of common stock previously issued to Mr. Edmonds. The address for Mr. Edmonds is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(vii) Includes 280,000 shares of common stock previously issued to Mr. Anderson for consulting services rendered and completed on behalf of the Company. The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(viii) Includes 280,667 shares of common stock previously issued to Mr. Street. The address for Mr. Street is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(ix) Includes 280,000 shares of common stock previously issued to Mr. Pittenger. The address for Mr. Pittenger is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(x) Includes 280,067 shares of common stock previously issued to Mr. Edmonds. The address for Mr. Edmonds is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(xi) Includes 280,000 shares of common stock previously issued to Ms. McHugh. The address for Ms. McHugh is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

(xii) Includes 150,067 shares of common stock previously issued to Mr. Tomlins. The address for Mr. Tomlins is 260 Edwards Plz #21266, Saint Simons Island, GA 31522.

DESCRIPTION OF SECURITIES

Description of Registrant’s Securities to be Registered.

We are registering on this Registration Statement only our common stock, the terms of which are described below. However, because our preferred stock will remain outstanding following the effectiveness of this Registration Statement, we also describe below the terms of our preferred stock to the extent such terms qualify the rights of our common stock.

Our authorized capital consists of 3,000,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At March 31, 2023, December 31, 2022 and December 31, 2021, the Company had 1,264,165, 1,147,827, and 164,677 shares of Common Stock issued and outstanding, respectively, and 52,000, 52,000 and 0 shares of Preferred Stock issued and outstanding, respectively.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

On February 27, 2023, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) for a 1 for 1500 reverse stock split to decrease the number of issued and outstanding shares of Common Stock of the Company from 1,896,216,952 to 1,264,145. On February 27, 2023, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment. The corporate action took effect at the open of business on June 20, 2023.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value is $0.0001. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described.

The holders of the Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share. The number of authorized shares constituting the Series A is Five Hundred Thousand (500,000) shares.

At March 31, 2023, December 31, 2022 and December 31, 2021, there are 0, 0 and 0 Series A shares issued and outstanding.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a stated par value is $0.0001. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The number of authorized shares constituting the Series B is One Hundred Thousand (100,000) shares.

On November 30, 2022, the Company issued 21,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $21,000 loans payable to Mr. Edmonds.

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

At March 31, 2023, December 31, 2022 and December 31, 2021, there are 52,000, 52,000 and 31,000 Series B shares issued and outstanding. If the holder of our Series B were to elect to convert their shares into shares of our common stock, this would result into further dilution to our shareholders.

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Options and Warrants

As of the date of this filing, the Company has two issued and outstanding options or warrants granting the holders the right to purchase a total of 88,889 shares of common stock. Please see NOTE I - CAPITAL STOCK within the Company’s financial statement for the three months ended March 31, 2023 for further information.

On October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 26,667 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”). There are 10,440 shares remaining. To date, no warrants or options have been issued under shareholder approved plans.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, 512 SE Salmon St., Portland, OR 97214, Tel: (503) 227-2950 Fax: (503) 227-6874.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Law Offices of Gary L. Blum, 3278 Wilshire Boulevard, Suite 603, Los Angeles, CA 90010. The financial statements for the years ended December 31, 2022 and 2021 for Deep Green Waste & Recycling, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., 111 West Sunrise Highway, 2nd Floor, East Freeport, New York 11520, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

Background: Deep Green Waste Recycling, Inc.

On April 27, 2022, the Company entered into an Asset Purchase agreement and acquired the assets of Aable Environmental, LLC., a commercial environmental remediation, abatement, and testing services company based in central Tennessee.

On March 14, 2022, Lloyd T. Spencer, the Company’s Chief Executive Officer, Secretary and Director, resigned in his position as Chief Executive Officer. On March 14, 2022, upon the resignation of Mr. Spencer as the Company’s Chief Executive Officer, the Board of Directors appointed Bill Edmonds as its new Chief Executive Officer. Mr. Edmonds will retain his prior roles as interim Chief Financial Officer and Chairman of the Board of Directors. On March 14, 2022, the Board of Directors appointed David Bradford to President. Mr. Bradford will retain his prior role as Chief Operating Officer. No changes were made to Mr. Edmonds’ compensation as result of his new position.

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 667 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 667 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021.

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On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer has agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer agreed to pay the Seller $150,000 and issue the Seller 1,333 shares of the Company’s restricted common stock. The Buyer shall remit $50,000 at Closing and shall issue the Seller a Promissory Note (the “Note”) in the amount of $110,000. The Note principal shall be reduced by $10,000 if the Note is paid in full on or before March 8, 2021. The Note is secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021. At Closing, the Buyer remitted the $50,000 payment. On February 16, 2021, the Company issued the Seller the 1,333 shares of restricted common stock. On April 9, 2021, the Company made payment in the amount of $110,000 against the Note.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 333 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 4,080 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 113.33 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities.

Effective October 1, 2017, the Company acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810.

Effective October 1, 2017, the Company acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190.

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On August 28, 2017, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 2,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste broker business since 2011, in exchange for 56,667 shares of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 66,664,735 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 66,665 issued and 60,465 outstanding shares of common stock, par value $0.0001.

On July 20, 2017, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 5,000,000,000 to 110,000,000,000.

On July 20, 2017, the Company filed an Amendment to its Articles of Incorporation to add Articles 13. Article 13 states: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On August 13, 2015, the Company filed an Amendment to its Articles of Incorporation to amend the designation of the Company’s Series A Preferred Stock (Series A”) so that the holders of the Series A may at their election convert each share of Series A into 1,000 shares of the Company’s common stock.

On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc.

On December 8, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 1,800,000,000 to 5,000,000,000.

On August 14, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company decreased the number of shares of authorized common stock from 5,000,000,000 to 1,800,000,000 and also increased the number of authorized shares of preferred stock from 1,000,000 to 2,000,000.

On July 24, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 868.751.727 to 5,000,000,000 and also authorized 1,000,000 shares as preferred stock.

On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming.

On July 19, 2010, the Company filed a Certificate of Designation for a Convertible Preferred Series A Stock.

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On August 24, 1995, the Company filed its Articles of Incorporation with the State of Nevada under the name of Evader, Inc.

Fundraising and Previous Offerings

During the three months ended March 31, 2023 and years ended December 31, 2022 and 2021, the Company raised $0, $300,000, and $1,848,910, respectively, through the issuance of Convertible Promissory Notes, Secured Notes or through Securities Purchase Agreements.

Employees and Consultants

As of the date of this Report, we have 12 full-time employees and 1 part-time employee. Three full-time employees serve in the public company in the roles of President/Chief Executive Officer/Corporate Secretary, Chief Operating Officer, and Interim Chief Financial Officer.  One full-time and one part-time employee serve in the Amwaste subsidiary.  Eight full-time employees serve in the Lyell Environmental Services subsidiary.  We plan to expand our management team within the next 12 months to include certain officers for any acquisitions and any new subsidiaries or operational activities management deems necessary.   We consider our relations with our employees and consultants to be in good standing.  Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Amount Spent on Research and Website Development

Deep Green Waste will invest a significant portion of its operating budget in the research and development of its newly formed or acquired subsidiaries. We expect to spend approximately $100,000 during the fiscal year ended December 31, 2023 on further development-related payroll, websites and expenses. We spent $0, $0 and $0 on research and development for the three months ended March 31, 2023 and for the years ended December 31, 2022 and 2021 respectively.

Insurance

Deep Green Waste carries general liability, auto and umbrella insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Trademarks

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. As of the date of this prospectus, we have not submitted a trademark application for our name, Deep Green Waste & Recycling or that of any of our subsidiaries. In the event the Company does file an application, there is no guarantee that the U.S. Patent and Trademark Office will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Competitors, Methods of Completion, Competitive Business Conditions

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In the event we are successful in an acquisition of a company in the waste management sector, we expect to encounter intense competition with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some consolidation, though the industry remains intensely competitive. Operating costs, disposal costs and collection fees vary widely throughout the areas in which we operate. The prices that we charge are determined locally, and typically vary by volume and weight, type of waste collected, treatment requirements, risk of handling or disposal, frequency of collections, distance to final disposal sites, the availability of airspace within the geographic region, labor costs and amount and type of equipment furnished to the customer.

Competitors include: Waste Management, ServPro, Rubicon Global, Republic Services, Stericycle, Waste Connections, Casella Waste Systems, Bioenergy DevCo, PegEx, Recycle Track Systems and Liquid Environmental Solutions.

Legal Proceedings

From time to time, we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

On June 20, 2018, Central Ohio Contractors, Inc. (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Common Pleas Court of Franklin County, Ohio, alleging that the Defendant failed to pay Plaintiff for services rendered from January through March 2018 in the amount of $32,580.73. On August 1, 2018, the Court issued a Default Judgment against the Company in the amount of $32,580.73 and court costs of $251. Said total is to draw interest at the legal rate of 4.0% interest per annum beginning on April 30, 2018. As of As of March 31, 2023, $32,580.73 principal plus all post-judgment interest remains due.

On October 30, 2018, CoreCivic of Tennessee, LLC (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Chancery Court for Davidson County, Tennessee at Nashville, alleging that the Defendant defaulted on its payment obligations in the amount of $411,210.42 under the Master Waste & Recycling Agreement entered into between the parties and dated May 4, 2017. On January 14, 2019, the Court issued a a Default Judgment Certificate against the Company in the amount of $411,210.42 principal, $11,942.00 in prejudgment interest and post-judgment interest until the judgment is paid in full for a per diem interest amount of $81.15. As of March 31, 2023, $423,152.42 principal plus all post-judgment interest remains due.

On December 17, 2018, Angelo’s Aggregate Materials, Ltd (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging that the Defendant failed to pay Plaintiff for services rendered from January 5, 2018 through March 31, 2018 in the amount of $29,777.41. On January 24, 2019, the Court issued a Default Judgment against the Company in the amount of $29,777.41, court costs in the sum of $510 and prejudgment interest from April 30, 2018 to January 30, 2019, in the sum of $1,349.62, computed at the statutory rate of 5.72% per annum, for the months of April through June 2018; 5.97% per annum for the months of July through September, 2018; 6.09% per annum for the months of October through December, 2018; and 6.33% per annum for the month of January 2019, for a total of $31,631.03, all which shall bear interest at the prevailing statutory rate of 6.33% per year from this date through December 31, 2019, for which let execution issue forthwith. As of March 31, 2023, $31,631.03 principal plus all post-judgment interest remains due.

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On December 31, 2022, management became aware of a Summons of Notice filed by Owen May and MD Global Partners with the State of New York which names Lloyd T. Spencer and Deep Green Waste & Recycling. The summons claims breach of contract and other unsubstantiated accusations seeking $350,000 in compensatory damages and $3,500,000 in punitive damages. Deep Green has retained legal counsel in Manhattan, NY and will vigorously defend these claims.

On June 1, 2023, the Company received notification that the Supreme Court of the State of New York dismissed the fraud and conversion claims brought by MD Global, LLC and further ruled that former CEO Lloyd Spencer should not be a party to the case.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Reports to Security Holders

We are required to file reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website for investors at http://www.deepgreenwaste.com/overview/.

PROPERTIES

Corporate office

Our current designated HQ location is 260 Edwards Plz #21266, Saint Simons Island, GA 31522. We are currently entered into a month-to-month lease, but we believe will be at our current office space for the foreseeable future.

Amwaste operations

In conjunction with the Amwaste Asset Acquisition, the Company acquired an office and two storage yards. The office is located at 260 Edwards Plz #21266, Saint Simons Island, GA 31522 and the monthly rent is $50. The first storage yard is located at 4150 Whitlock St., Saint Simons Island, GA 31520 and the monthly rent is $500.00 The second storage yard is located at 288 N. Harrington Ln, Saint Simons Island, GA 31522 and the monthly rent is $100. The third storage yard and shop is located at 7171 Hwy 24, Townville, SC 29689 and the monthly rent is $500.

Lyell operations

In conjunction with the Lyell Environmental Services, Inc. acquisition, the Company acquired an office that is located at 211 Shady Grove Rd, Nashville, TN 37214 and the monthly rent is $2,000.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Deep Green Waste & Recycling, Inc. (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, St. James Capital Management, LLC transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste broker business since 2011, in exchange for 56,667 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

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Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s Chief Executive Officer owned a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

On August 7, 2018, the Company ceased its waste broker business.

The Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients.

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $150,000 and issued the Seller 1,333 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000. The Note principal shall be reduced by $10,000 if the Note is paid in full on or before March 8, 2021. The Note is secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of hazardous wastes, food wastes, plastics and electronic wastes in the commercial and residential property collective;

●	Establish partnerships with innovative companies, municipalities and institutions; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

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Some potential merger/acquisition candidates have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements as well as the reported expenses during the reporting periods. The accounting estimates that require our most significant, difficult and subjective judgments have an impact on revenue recognition, the determination of share-based compensation and financial instruments. We evaluate our estimates and judgments on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

Our significant accounting policies are more fully described in NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES within the Company’s financial statements for the three months ended March 31, 2023 for further information.

Discussion for the three months ended March 31, 2023 and March 31, 2021 (Unaudited):

Results of Operations:

	March 31, 2023	March 31, 2022	$ Change
Gross revenue	$178,763	$219,741	$(40,978)
Cost of revenues	71,445	93,864	(22,419)
Gross margin	107,318	125,877	(18,559)
Selling, general and administrative expenses	(302,024)	(518,349)	216,325
Operating income (loss)	(194,706)	(392,472)	197,766
Other income (loss)	(15,818)	(104,934)	89,116
Net income (loss)	(210,524)	(497,406)	286,882
Net loss per share - basic and diluted	$(0.00)	$(0.00)	$-

Revenues

For the three months ended March 31, 2023 and 2022, we generated $178,763 and $219,741 revenue, respectively.

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Cost of Revenues

Our cost of revenues were $71,445 and $93,864 For the three months ended March 31, 2023 and 2022, respectively.

We anticipate that our cost of revenues will increase in 2023 and for the foreseeable future as we continue to build out our waste management services and identify acquisition opportunities in the waste and recycling sector.

We incurred $302,024 and $518,349 in selling, general and administrative expenses for the three months ended March 31, 2023 and 2022.

Loss from Operations

The Company’s loss from operations was $194,706 for the three months ended March 31, 2023 from $392,472 in 2022, an improvement of $198,680.

Other Income (Expense)

Other expense decreased to $15,818 for the three months ended March 31, 2023. Other expense was $104,934 for the three months ended March 31, 2022 and included interest expense of $656,739 and derivative liability gain of $697,777.

Net Loss

The Company’s Net loss was $210,524 for the three months ended March 31, 2023 from $497,406 in 2022, a decrease of $292,832.

Liquidity and Capital Resources

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At March 31, 2023, we had current assets of $154,540 and current liabilities of $4,991,333 resulting in negative working capital of $4,836,793, of which $3,052,503 was accounts payable and $157,487 was included in accrued interest. At March 31, 2023, we had total assets of $1,283,774 and total liabilities of $4,991,333 resulting in stockholders’ deficit of $3,707,559.

At December 31, 2022, we had current assets of $229,837 and current liabilities of $4,998,447 resulting in negative working capital of $4,768,610, of which $3,090,211 was accounts payable and $95,429 was included in deferred compensation. At December 31, 2022, we had total assets of $1,440,479 and total liabilities of $4,998,447 resulting in stockholders’ deficit of $3,557,968.

Accounts Payable

At March 31, 2023, the Company had accounts payable of $3,079,480 that consisted of $487,615 in default judgments due to prior vendors, $2,380,559 due to vendors for materials and services and $211,306 due for credit card obligations.

At December 31, 2022, the Company had accounts payable of $3,079,480 that consisted of $487,615 in default judgments due to prior vendors, $2,390,290 due to vendors for materials and services and $212,306 due for credit card obligations.

Debt

At March 31, 2023, the Company had outstanding debt of $1,345,959 that consisted of $771,788 of convertible debt, $574,171 in a short term notes, short-term capital lease and loans payable to officers and directors. Please see NOTE F – DEBT DEBT in the footnotes for the March 31, 2023 financials for further information.

At December 31, 2022,  the Company had outstanding debt of $1,399,069 that consisted of $800,818 of convertible debt, $598,2551 in a short term notes, short-term capital lease and loans payable to officers and directors. Please see NOTE F – DEBT in the footnotes for the March 31, 2023 financials for further information.

Capital Raising

For the three months ended March 31, 2023 and the twelve months ended December 31, 2022, the Company raised $5,222 and $164,498 through the issuance of Convertible Promissory Notes or loans from officers, respectively.

Cash on Hand

Our cash on hand as of March 31, 2023 and December 31, 2022 was $206 and $36,616, respectively.

Satisfaction of Outstanding Liabilities

As of March 31, 2023, the Company has a liability of $487,615 as a result of three (3) default judgments. The Company intends to negotiate settlements and establish payment plans with each creditor that will satisfy these judgements. Nonetheless, some or all of the creditors may elect to bring further litigation to protect their claims or perfect their judgments.

The Company accrued customer deposits in the form of advance payments for waste management services that could not be delivered when the Company suspended operations in August 2018. The Company intends to either resume waste management services with those customers or refund the advance payments through a repayment plan.

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There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources to satisfy these outstanding liabilities. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. Please see NOTE L - GOING CONCERN UNCERTAINTY in the footnotes for the March 31, 2023 financials for further information.

Debt

Our Debt was $1,345,959 and $1,047,506 at March 31, 2023 and December 31, 2022, respectively. Included within the Debt was the following at March 31, 2023: (i) $387,535 due under Factor agreement with AEC Yield Capital, LLC and Notice of Default; and (ii) $49,179 due to Seller of Lyell Environmental; and (iii) $5,574 due under a short-term capital lease; and (iv) $59,870 as loans payable to officers; and (v) Unsecured Convertible Promissory Note payable to BHP Capital NY Inc.: Issue date October 14, 2021 – net of unamortized debt discount of $187,500 and $219,900 at March 31, 2023 and December 31, 2022, respectively and (vi) Unsecured Convertible Promissory Note payable to Quick Capital, LLC: Issue date October 14, 2021 – net of unamortized debt discount of $187,500 and $189,388 at March 31, 2023 and December 31, 2022, respectively (ii) Short-term funding of $10,800, Due to Seller of Lyell $42,104, and other payables of $19,149 other debt. Please see NOTE F – DEBT in the footnotes for the March 31, 2023 financials for further information.

Convertible Notes

On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The transaction closed on October 19, 2021. As of March 31, 2023, $376,888 principal plus $0 interest were due on the Quick Capital Note.

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On February 5, 2021, the Company issued Quick Capital, LLC (“Quick”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Five Thousand and NO/100 Dollars ($25,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (February 5, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and Quick also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 10,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay Quick certain payments for such failures. The transaction closed on February 12, 2021. Please see NOTE F – DEBT in the footnotes for the March 31, 2023 financials for further information

Cash Flows

We had net cash (used) in operating activities for the three months ended March 31, 2023 and 2022 of ($67,299) and ($195,848), respectively.

We had net provided by investing activities for the three months ended March 31, 2023 and 2022 of $51,585 and $0, respectively.

We had net cash (used in) provided by financing activities for the three months ended March 31, 2023 and 2022 of ($5,222) and $ 164,498, respectively.

Required Capital Over the Next Twelve Months

We expect to incur losses from operations for the near future. We believe we will have to raise an additional $2,500,000 to expand our operations over the next twelve months, including roughly $50,000 to remain current in our filings with the SEC. The additional funds will be utilized for hiring ancillary staff and key personnel, corporate website and SEO development, acquisition(s) in the waste and recycling management sector and day to day operations.

Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay or alter our business plan based on available financing.

Critical Accounting Policies and Estimates

The SEC issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the SEC has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the following significant policies as critical to the understanding of our financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any relationships with any organizations or financial partnerships, such as structured finance or special purpose entities, that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

OTC Markets Considerations

As discussed elsewhere in this registration statement, the Common Stock of the Company is currently quoted on the OTC “PINK” Marketplace under the symbol “DGWRD.” The DGWRD designation will change back to its original DGWR at the end of the required transition period on or about July 20, 2023.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Lloyd Spencer	67	Secretary and Director
Bill Edmonds	56	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board
David Bradford	75	President and Chief Operating Officer

Lloyd Spencer- Secretary and Director- Since December 2019, Lloyd Spencer has served as the Company’s President, Chief Executive Officer, Secretary, and as a member of the Company’s Board of Directors. On March 14, 2022, Mr. Spencer resigned in his position as Chief Executive Officer. From 2017 to 2019, Mr. Spencer served as Corporate Secretary of TraqIQ, Inc. From 2004 through 2016, Mr. Spencer served as Chairman and President of CoroWare, Inc. From 2002 to 2004, Mr. Spencer was Vice President of Sales at Planet Technologies, a systems integration company based in Germantown, MD. From 1996 to 2002, Mr. Spencer was Solutions Unit Manager and Group Product Manager at Microsoft in Redmond, Washington. Prior to Microsoft, Mr. Spencer served as Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems. Mr. Spencer began his career as a software development engineer at Hewlett-Packard Corporation in Cupertino, California. Mr. Spencer received his Bachelor of Science degree from Cornell University in 1980 with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

Bill Edmonds- Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board- Bill Edmonds is the Chief Executive Officer, Chairman of the Board of Directors and serves as Interim Chief Financial Officer of Deep Green Waste & Recycling. He was the President of Deep Green Waste & Recycling, Inc from 2017 through 2019 and President of Deep Green Waste & Recycling, LLC from 2011 to 2017. Bill also served as President and Chief Financial Officer of Compaction and Recycling Equipment Inc. (CARE) and Columbia Financial Services Inc. (CFSI), from 2018 to 2020. Before starting Deep Green Waste & Recycling, Bill served as CFO and VP of Operations at International Environmental Management (IEM), a waste & recycling business that was focused exclusively on retail mall businesses. Prior to IEM, Bill spent several years in telecommunications in various leadership positions. Mr. Edmonds has an extensive background in Finance and is a CPA. He graduated from Georgia Institute of Technology(Georgia Tech) with a Bachelor of Science degree, and Emory University with an Executive Masters of Business Administration degree.

David Bradford- President and Chief Operating Officer- David Bradford serves as the President and Chief Operating Officer of Deep Green Waste & Recycling and is responsible for implementing acquisitions and improving operations. Mr. Bradford has served as the Company’s Chief Operating Officer since January 2016 and served as the interim Chief Executive Officer from 2019 through December 2019. Mr. Bradford devoted the majority of his senior management career to the telecommunications industry. From 1977 through 1987, Mr. Bradford served in executive positions at the Chicago Tribune’s broadcast and cable television divisions. Positions included Vice President and General Manager for Tribune Cable Communications, Vice President of Operations for WGN Electronic Systems, and Director of Strategic Planning for Tribune Cable and subsidiaries. At Tribune Cable, Mr. Bradford helped grow the company from a small 2,000 subscriber property to a major multiple system operator managing over 300,000 customers nationwide. Mr. Bradford brings three decades of successful customer based operating experience to the team as well as many years of participation, guidance, and oversight in numerous debt and equity financings, acquisitions, and strategic restructuring.

Family Relationships

There are no family relationships among the directors and executive officers.

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid by us to our officers during the last two fiscal years ended December 31, 2022 and 2021. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(a)	(b)	(c)	(d)(5)			(e)
Lloyd Spencer- Secretary, Director (4)(5)	2022	0	0	36,733	0	0	0	0	36,733
	2021	42,000	0	259,646	0	0	0	0	301,649

Bill Edmonds- I Chief Executive Officer, Interim Financial Officer, Chairman of the Board (1)(2)(5)	2022	12,000	0	71,500	0	0	0	0	83,500
	2021	0	0	93,983	0	0	0	0	93,983

David Bradford- President, Chief Operating Officer (1)(3)(5)	2022	12,000	0	32,500	0	0	0	0	44,500
	2021	42,000	0	144,000	0	0	0	0	186,000

(1)	Messrs. Edmonds and Bradford entered into 5-year employment agreements with Deep Green Waste and Recycling, LLC on January 1, 2016, which were assigned and assumed by Deep Green Waste and Recycling, Inc. on August 24, 2017 following the closing of the Purchase and Conveyance Agreement between the Company and Deep Green Waste and Recycling, LLC.

(2)	On January 1, 2016, the Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,00000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Edmonds’ Agreement. On December 31, 2022, the Company extended Mr. Edmonds’ employment agreement for an additional three-year period. Please see NOTE N - SUBSEQUENT EVENTS in the footnotes for the March 31, 2023 financials for further information.

(3)

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC hereby granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. Commencing in July of 2020, the Company and Mr. Bradford agreed that the Company will pay Mr. Bradford $3,500 per month until such time as Company finances improve. On December 31, 2022, the Company extended Mr. Bradford’s employment agreement for an additional three-year period. Please see NOTE N - SUBSEQUENT EVENTS in the footnotes for the March 31, 2023 financials for further information.

(4)	On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 333.33 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 4,080 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 113.33 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve. Please see NOTE N - SUBSEQUENT EVENTS in the footnotes for the March 31, 2023 financials for further information.

(5)	The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment”. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in the Notes to Financial Statements included in this Annual Report on Form 10-K.

(a)	Accrued salary and salary paid.

(b)	Accrued bonus to employee for execution of employment agreement.

(c)	Delivery of common stock to employee for execution of employment agreements.

(d)	Options issued to employee for execution of employment agreement. More details on Options noted under Employment Agreements section below.

(e)	Equity compensation received as a Director of the Company.

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We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

2021 Stock Option Incentive Plan

October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 26,667 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”) (7,773 shares remaining as of March 31, 2023). To date, no warrants or options have been issued under shareholder approved plans. Please see NOTE J - CAPITAL STOCK for further information.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Director’s Compensation

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At March 31, 2023, the accrued compensation due Mr. Spencer under this agreement was $10,000.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At December 31, 2022, the accrued compensation due Mr. Edmonds under this agreement was $10,000.

40

Please see NOTE L- COMMITMENTS AND CONTINGENCIES for further information.

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the years ended December 31, 2022 and 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(b)	(c)	(d)	(e)	(f)	(g)	(h)
Lloyd Spencer (1)	2022	$20,000		-	-	-	-	$20,000
	2021	20,000	-	-	-	-	-	20,000

Bill Edmonds (2)	2022	$20,000		-	-	-	-	$20,000
	2021	20,000	-	-	-	-	-	20,000

(1)	Mr. Spencer’s director’s compensation was accrued during the year ended December 31, 2022.

(2)	Mr. Edmonds’ director’s compensation was accrued during the year ended December 31, 2022.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our outstanding Common Stock as of April 13, 2021 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

●	An indeterminate number of shares of common stock to be issued upon conversion of the Company’s 52,000 shares of Series B Convertible Preferred stock.

	Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned	Common Stock (2)
Lloyd Spencer (3)	1,547,207	17.55%
Bill Edmonds (4)(5)	1,541,385	17.49%
David Bradford (6)(7)	1,583,699	17.97%

Officers and Directors as a Group	4,672,291	53.01%
Five Percent Beneficial Owners:
na	-	-%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of July 12, 2023 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of common stock outstanding on July 12, 2023, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of July 12, 2026.

(2)	The number of common shares outstanding used in computing the percentages is 8,814,613.

(3)	The address for Mr. Spencer is 260 Edwards Plaza, Suite 21266, Saint Simons Island, GA 31522.

(4)

Included within Bill Edmonds’ beneficial ownership includes 41,186 shares of common stock issued to Mr. Edmonds in exchange for membership units held by Mr. Edmonds, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 and a total of 9,178 shares issued pursuant to the Board of Directors Services Agreement dated January 9, 2020 and for services rendered on behalf of the Company.

(5)	The address for Mr. Edmonds is 260 Edwards Plaza, Suite 21266, Saint Simons Island, GA 31522.

(6)

Included within David Bradford’s beneficial ownership includes 6,538 shares of common stock issued to Mr. Bradford in exchange for membership units held by Mr. Bradford, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 and a total of 7,333 shares issued for services rendered on behalf of  the Company.

(7)	The address for Mr. Bradford is 260 Edwards Plaza, Suite 21266, Saint Simons Island, GA 31522.

	Series B Preferred Stock	Percentage of
	Beneficially	Series B
Name of Beneficial Owner	Owned (1)	Preferred Stock (2)
Bill Edmonds (3)	52,000	100.00%

Total	52,000	100.00%

(1)	The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

(2)	The number of Series B Preferred shares outstanding used in computing the percentage is 31,000.

(3)	The address for Bill Edmonds is 260 Edwards Plaza, Suite 21266, Saint Simons Island, GA 31522.

42

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Common Stock of the Company is currently quoted on the OTC “PINK” Marketplace under the symbol “DGWRD.” The DGWRD designation will change back to its original DGWR at the end of the required transition period on or about July 20, 2023. Prices are calculated using the reverse-split number of shares.

Quarterly period	High	Low
Fiscal year ended December 31, 2022:
First Quarter	$8.25	$4.80
Second Quarter	$4.80	$3.00
Third Quarter	$3.35	$1.05
Fourth Quarter	$.075	$0.30

Fiscal year ended December 31, 2021:
First Quarter	$63.00	$43.50
Second Quarter	$50.85	$22.50
Third Quarter	$22.50	$16.80
Fourth Quarter	$26.10	$15.00

Holders

As of June 30, 2023, the approximate number of stockholders of record of the Common Stock of the Company was 558.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (2))
	(2)	(2)	(2)
Equity compensation plans approved by shareholders (1)(2)	-	$-	10,440
Equity compensation plans not approved by shareholders (1)	-	$-	-
Total	-	$-	10,440

(1)	The information presented in this table is as of July 12, 2023.

(2)	On October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 26,667 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”) There are 10,440 shares remaining as of July 12, 2023. Stock incentive awards under the 2021 Plan can be in the form of stock options, restricted stock units, performance awards, and restricted stock that are made to employees, directors, and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. We believe awards to our executive officers help align the interests of management and our shareholders and reward our executive officers for improved Company performance.

43

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Wyoming Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

LEGAL PROCEEDINGS

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

On December 31, 2022, management became aware of a Summons of Notice filed by Owen May and MD Global Partners with the State of New York which names Lloyd T. Spencer and Deep Green Waste & Recycling. The summons claims breach of contract and other unsubstantiated accusations seeking $350,000 in compensatory damages and $3,500,000 in punitive damages. Deep Green has retained legal counsel in Manhattan, NY and will vigorously defend these claims.

On June 1, 2023, the Company received notification the Supreme Court of the State of New York dismissed the fraud and conversion claims brought by MD Global, LLC and further ruled that former CEO Lloyd Spencer should not be a party to the case.

On June 20, 2018, Central Ohio Contractors, Inc. (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Common Pleas Court of Franklin County, Ohio, alleging that the Defendant failed to pay Plaintiff for services rendered from January through March 2018 in the amount of $32,580.73. On August 1, 2018, the Court issued a Default Judgment against the Company in the amount of $32,580.73 and court costs of $251. Said total is to draw interest at the legal rate of 4.0% interest per annum beginning on April 30, 2018. As of March 31, 2023, $32,580.73 principal plus all post-judgment interest remains due.

On October 30, 2018, CoreCivic of Tennessee, LLC (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Chancery Court for Davidson County, Tennessee at Nashville, alleging that the Defendant defaulted on its payment obligations in the amount of $411,210.42 under the Master Waste & Recycling Agreement entered into between the parties and dated May 4, 2017. On January 14, 2019, the Court issued a a Default Judgment Certificate against the Company in the amount of $411,210.42 principal, $11,942.00 in prejudgment interest and post-judgment interest until the judgment is paid in full for a per diem interest amount of $81.15. As of March 31, 2023, $423,152.42 principal plus all post-judgment interest remains due.

On December 17, 2018, Angelo’s Aggregate Materials, Ltd (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging that the Defendant failed to pay Plaintiff for services rendered from January 5, 2018 through March 31, 2018 in the amount of $29,777.41. On January 24, 2019, the Court issued a Default Judgment against the Company in the amount of $29,777.41, court costs in the sum of $510 and prejudgment interest from April 30, 2018 to January 30, 2019, in the sum of $1,349.62, computed at the statutory rate of 5.72% per annum, for the months of April through June 2018; 5.97% per annum for the months of July through September, 2018; 6.09% per annum for the months of October through December, 2018; and 6.33% per annum for the month of January 2019, for a total of $31,631.03, all which shall bear interest at the prevailing statutory rate of 6.33% per year from this date through December 31, 2019, for which let execution issue forthwith. As of March 31, 2023, $31,631.03 principal plus all post-judgment interest remains due.

EXPERTS

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Law Offices of Gary L. Blum. The financial statements for the years ended December 31, 2022 and 2021 for Deep Green Waste & Recycling, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

44

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at https://www.deepgreenwaste.com.

Our Board of Directors

Our Board currently consists of two members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 260 Edwards Plz #21266, Saint Simons Island, GA 31522, Attention: Investor Relations or via e-mail communication at investor@deepgreenwaste.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

None.

45

Exhibits and Financial Statement Schedules.

46

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$206	$36,616
Accounts receivable, net of allowance for doubtful accounts of $11,325 at March 31, 2023 and $13,453 at December 31, 2022	126,887	170,954
Other Current Assets	27,447	22,267
Total Current Assets	154,540	229,837

Property and equipment, net	160,531	179,113
Goodwill and Intangible assets, net	961,703	1,024,529
Deposit	7,000	7,000
Total other assets	1,129,234	1,210,642
Total assets	$1,283,774	$1,440,479

LIABILITIES

Current liabilities:
Current portion of debt	$574,171	$598,251
Convertible notes payable, net of debt discounts of $0 and $12,500 at March 31, 2023 and December 31, 2022, respectively	784,288	800,818
Accounts payable	3,079,480	3,090,211
Accrued expenses	130,569	99,869
Deferred compensation	97,106	95,429
Accrued interest	157,487	138,173
Customer deposits payable	62,986	62,986
Derivative liability	105,246	112,710
Total current liabilities	4,991,333	4,998,447

Long-term liabilities:
Long-term portion of debt	-	-
Total long-term liabilities		-

Total liabilities	4,991,333	4,998,447

STOCKHOLDERS’ DEFICIT

Common stock, $.0001 par value; 3,000,000,000 shares authorized; 1,264,165 and 1,147,827 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	$126	$115
Preferred Stock, $.0001 par value, $1 per share stated value, 5,000,000 shares authorized; 52,000 and 52,000 shares of Series B Convertible Preferred Stock issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	52,000	52,000
Additional paid-in capital	8,822,276	8,761,354
Accumulated deficit	(12,581,961)	(12,371,437)

Total stockholders’ deficit	(3,707,559)	(3,557,968)

Total liabilities and stockholders’ deficit	$1,283,774	$1,440,479

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-1

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2023 and 2022

(Unaudited)

	March 31, 2023	March 31, 2022

Revenues	$178,763	$219,741

Total revenues	178,763	219,741

Cost of revenues	71,445	93,864

Gross margin	107,318	125,877

Operating expenses:
Selling, general and administrative	166,712	218,538
Officers and directors’ compensation (including stock-based compensation of $0 and $145,259, respectively)	53,400	176,259
Professional and consulting (including stock-based compensation of $0 and $0, respectively)	10,143	45,342
Provision for doubtful accounts	(1,618)	-
Depreciation and amortization	73,387	78,210
Total operating expenses	302,024	518,349

Operating (loss)	(194,706)	(392,472)

Other income/(expense):
Derivative liability gain/(loss)	7,464	697,777)
Loss on Conversion of Notes Payable and accrued interest	(31,903)	(145,972
Gain on Asset Disposition	43,565	-
Interest expense (including amortization of debt discounts of $12,500 and $582,761, respectively)	(34,944)	(656,739)
Total other income/(expense)	(15,818)	(104,934)

Net (loss)	$(210,524)	$(497,406)

Net loss per common share:
Basic and diluted net loss per common share	$(0.17)	$(2.23)
Basic and diluted weighted-average common shares outstanding	1,245,834	222,710

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIENCY)

(Unaudited)

For the three months ended March 31, 2023:

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares (A)	Amount	Capital	Deficit	Total

Balances at December 31, 2022	52,000	$52,000	1,147,827	$115	$8,761,354	$(12,371,437)	$(3,557,968)
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	116,318	11	60,922	-	60,933
Net loss for the three months ended March 31, 2023	-	-	-	-	-	(210,524)	(210,524)
Balances at March 31, 2023	52,000	$52,000	1,264,165	$126	$8,822,276	$(12,581,961)	$(3,707,559)

For the three months ended March 31, 2022:

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares (A)	Amount	Capital	Deficit	Total

Balances at December 31, 2021	31,000	$31,000	164,677	$16	$6,840,621	$(11,177,216)	$(4,305,579)
Issuance of Common Stock relating to Officer Employment Agreement	-	-	1,360	-	20,400	-	20,400
Issuance of common stock for consulting services	-	-	1,480	-	14,652	-	14,652
Issuance of common stock incentives for officers and directors	-	-	14,666	2	143,098	-	143,100
Issuance of common stock in satisfaction of notes payable and accrued interest			88,706	9	701,562		701,571
Net loss for the three months ended March 31, 2022	-	-	-	-	-	(497,406)	(497,406)
Balances at March 31, 2022	31,000	$31,000	270,889	$27	$7,720,333	$(11,674,622)	$(3,923,262)

(A)	The number of shares of common stock has been retroactively adjusted to reflect the June 20, 2023 reverse stock split of 1 share for 1,500 shares. See NOTE M – SUBSEQUENT EVENTS for further information.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2023 and 2022

(Unaudited)

	March 31, 2023	March 31, 2022

OPERATING ACTIVITIES:
Net income (loss) for the period	$(210,524)	$(497,406)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	73,387	78,210
Gain on asset disposition	(43,565)	-
Provision for doubtful accounts	(1,618)	-
Loss on conversion of notes payable and accrued interest	31,903	145,972
Amortization of debt discounts	12,500	582,761
Derivative liability income	(7,464)	(697,777)
Stock-based compensation	-	145,259
Changes in operating assets and liabilities:
Accounts receivable	45,685	(36,593)
Other current assets	(5,180)	8,259)
Accounts payable	(14,114)	(15,689
Accrued expenses	30,700	7,913
Deferred compensation	1,677	1,629
Accrued interest	19,314	81,614
Net cash used in operating activities	(67,299)	(195,848)

INVESTING ACTIVITIES:
Proceeds from disposition of asset	51,585	-
Net cash provided by investing activities	51,585	-

FINANCING ACTIVITIES:

Proceeds from secured notes payable and convertible notes payable		300,000
Repayment of note issued in Lyell acquisition		(140,000)
Increase (decrease) in other debt - net	(20,696)	4,498
Net cash provided by (used in) financing activities	(20,696)	164,498

NET INCREASE (DECREASE) IN CASH	(36,410)	(31,350)

CASH, BEGINNING OF PERIOD	36,616	36,619

CASH, END OF PERIOD	$206	$5,269

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-
Non-Cash investing and financing activities:
Issuance of common stock to directors for accrued compensation	$-	$(20,400)

Issuance of Common Stock in satisfaction of debt:
Fair Value of common stock issued	$60,933	$701,571
Notes Payable Satisfied	(29,030)	(474,794)
Accrued interest satisfied	-	(78,870)
Loss on conversion of notes payable and accrued interest	$31,903	$147,907

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE A – ORGANIZATION

Deep Green Waste & Recycling, Inc (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 2,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste broker business since 2011, in exchange for 56,667 shares of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s Chief Executive Officer owned a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

On August 7, 2018, the Company ceased its waste broker business.

In the quarterly period ended March 31, 2021, the Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients.

F-5

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE A – ORGANIZATION (continued)

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 1,333 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

Securities Purchase Agreement

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 667 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,333 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and was due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. The Company made a payment of $140,000 on March 7, 2022 against the Promissory Note.

F-6

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE A – ORGANIZATION (continued)

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of hazardous wastes, food wastes, plastics and electronic wastes in the commercial and residential property collective;

●	Establish partnerships with innovative companies, municipalities and institutions; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidates have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have limited current business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of our lack of resources and our inability to find a prospective business opportunity with significant capital.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Interim Financial Statements

The unaudited condensed financial statements of the Company for the three month periods ended March 31, 2023 and 2022 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2022 was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2023. These financial statements should be read in conjunction with that report.

Principles of Consolidation

The consolidated financial statements include the accounts of Deep Green Waste & Recycling, Inc. (“Deep Green”) and Deep Green’s wholly owned subsidiaries, DG Treasury, Inc., DG Research, Inc. and Lyell Environmental Services, Inc. All inter-company balances and transactions have been eliminated in consolidation.

F-7

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of March 31, 2023 and December 31, 2022, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability (see NOTE H), where Level 2 inputs were used, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

For nonrecurring fair value measurements of issuances of common stock for services (see NOTE I), we used Level 2 inputs.

F-8

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of property, equipment and intangible assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through March 31, 2023, the Company has not experienced impairment losses on its long-lived assets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease

Goodwill

Goodwill relates to the acquisition of Lyell Environmental Services, Inc. on October 19, 2021.

We test indefinite-lived intangibles and goodwill for impairment on an annual basis in the fourth quarter of our fiscal year, or more frequently if events or changes in circumstances indicate that the carrying value might be impaired. We have the option to first assess qualitative factors in order to determine if it is more likely than not that the fair value of our intangible assets or reporting units are greater than their carrying value. If the qualitative assessment leads to a determination that the intangible asset/ reporting unit’s fair value may be less than its carrying value, or if we elect to bypass the qualitative assessment altogether, we are required to perform a quantitative impairment test by calculating the fair value of the intangible asset/reporting unit and comparing the fair value with its associated carrying value. The estimated fair value of our reporting units is determined based upon the income approach using discounted future cash flows. In situations where the fair value is less than the carrying value, an impairment charge would be recorded for the shortfall.

Amortizable Intangible Assets

Amortizable intangible assets consist of the customer lists and covenants not to compete acquired in connection with the Amwaste Asset Purchase Agreement on February 11, 2021 and the Lyell Environmental Services, Inc. acquisition on October 19, 2021.

We test amortizable intangible assets for impairment if events or changes in circumstances indicate that the assets might be impaired. These intangible assets are amortized on a straight-line basis over their estimated useful lives, of 5 years. We established the fair value of these amortizable intangible assets based on the income approach using discounted future cash flows.

F-9

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs, which were not significant for the periods presented, are expensed as incurred.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation.

For the periods presented, we have excluded the shares issuable from the convertible notes payable (see NOTE G) and the warrants (see NOTE I) from our diluted net loss per share calculation as the effect of their inclusion would be anti-dilutive.

F-10

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which has superseded nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than was required under prior U.S. GAAP. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had any significant effect on our Financial statements for the periods presented.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. We adopted ASU 2016-02 effective January 1, 2019. ASU No. 2016-02 has not had any significant effect on our Financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance was effective for annual periods beginning after December 15, 2018; early adoption was permitted.

The Company early adopted ASU 2017-11. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities. Please see NOTE I - CAPITAL STOCK for further information.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-11

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE C - PROPERTY AND EQUIPMENT

Property and Equipment consist of the following at:

	March 31, 2023 (Unaudited)	December 31, 2022
Office equipment	$47,845	$47,845
Waste and Recycling Equipment	303,159	322,409
Total	351,004	370,254
Accumulated depreciation and amortization	(190,473)	(191,141)

Net	$160,531	$179,113

For the three months ended March 31, 2023 and 2022, depreciation of property and equipment expense was $10,562 and $15,384, respectively.

NOTE D – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consist of the following at:

	March 31, 2023 (Unaudited)	December 31, 2022
Customer list and covenant not to compete acquired in connection with the Stock Purchase Agreement with Lyell Environmental Services, Inc. closed on October 19, 2021	$1,083,333	$1,083,333
Goodwill acquired in connection with the Stock Purchase Agreement with Lyell Environmental Services, Inc. closed on October 19, 2021	134,925	134,925
Customer list and covenant not to compete acquired in connection with the Asset Purchase Agreement with Amwaste, Inc. closed on February 11, 2021	109,000	109,000
Total	1,327,258	1,327,258
Accumulated amortization	(365,555)	(302,730)

Net	$961,703	$1,024,529

The customer lists and covenants not to compete are being amortized using the straight-line method over their estimated useful lives of five years. For the three months ended March 31, 2023 and 2022, amortization of intangible assets expense was $62,825 and $62,826, respectively.

At March 31, 2023, the expected future amortization of intangible assets expense is:

Amount
Fiscal year ending December 31:
2023	$175,642
2024	238,467
2025	238,467
2026	174,202
2027	-
Thereafter	-
Total	$826,778

NOTE E – ACCOUNTS PAYABLE

Accounts payable consist of the following at:

	March 31, 2023 (Unaudited)	December 31, 2022
August 1, 2018 Default Judgment payable to Ohio vendor	$32,832	$32,832
January 14, 2019 Default Judgment payable to Tennessee customer	423,152	423,152
January 24, 2019 Default judgment payable to Florida vendor	31,631	31,631
Other vendors of materials and services	2,380,559	2,390,290
Credit card obligations	211,306	212,306

Total	$3,079,480	$3,090,211

Most of the accounts payable relate to services performed by subcontractors prior to the cessation of our waste broker business on August 7, 2018. In many cases, these subcontractors have subsequently reached agreements with our former customers to continue the provision of services to such customers.

F-12

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE F – DEBT

Debt consists of the following at:

	March 31, 2023 (Unaudited)	December 31, 2022
Claimed amount due to Factor (AEC Yield Capital, LLC) pursuant to Factor’s Notice of Default dated July 31, 2018	387,535	387,535
Short-term capital lease	5,574	5,574
Note issued in Lyell acquisition	49,179	49,179
Loans payable to officers, interest at 8%, due on demand	37,547	37,547
Sales Tax Payable and payroll tax withholdings and liabilities	19,149	22,526
Due to seller of Lyell	42,104	42,104
Note payable to short term funding company	10,800	36,725
Note payable to officer, interest at 15% per annum, due on demand	22,283	17,061
Total	574,171	598,251
Current portion of debt	(574,171)	(598,251)
Long-term portion of debt	$-	$-

NOTE G – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consist of:

	March 31, 2023 (Unaudited)	December 31, 2022
Unsecured Convertible Promissory Note payable to Quick Capital, LLC: Issue date October 14, 2021. (i)	189,388	202,918
Unsecured Convertible Promissory Note payable to BHP Capital NY Inc.: Issue date October 14, 2021. (ii)	219,900	235,400
Unsecured Convertible Promissory Note payable to BHP Capital NY Inc.: Issue date February 28, 2022 - net of unamortized debt discount of $6,250 at December 31, 2022– (iii)	187,500	181,250
Unsecured Convertible Promissory Note payable to Quick Capital, LLC: Issue date February 28, 2022 - net of unamortized debt discount of $6,250 at December 31, 2022– (iii)	187,500	181,250

Total	$784,288	$800,818

(i)	On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The transaction closed on October 19, 2021 As of March 31, 2023, $189,388 principal plus $0 interest were due on the Quick Capital Note due October 14, 2022.

F-13

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE G – CONVERTIBLE NOTES PAYABLE (continued)

(ii)

On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The transaction closed on October 19, 2021. As of March 31, 2023, $219,900 principal plus $0 interest were due on the BHP note due October 14, 2022..

(iii)	On February 28, 2022, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of One Hundred Eighty-Seven Thousand Five Hundred and NO/100 Dollars ($187,500). The Notes have a term of one (1) year (“Maturity Date” of February 28, 2023) and shall have a one-time interest charge of ten percent (10%). The Borrower is to repay each Note with monthly payments as follows: (i) beginning on the four-month anniversary of the issue date, the Borrower is to pay $4,489.92 per month for months four through eleven, and (ii) then a balloon payment in the amount of $170,330.64 on the Maturity Date. The Notes are convertible into shares of Common Stock at any time after an Event of Default in any portion at the Default Conversion Price, in the sole discretion of the Holder. The “Default Conversion Price” shall mean $0.0005 per share. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The transaction closed on March 2, 2022.

NOTE H - DERIVATIVE LIABILITY

The derivative liability at March 31, 2023 and December 31, 2022 consisted of:

	March 31, 2023 (Unaudited)	December 31, 2022
Convertible Promissory Note payable to Quick Capital, LLC due October 14, 2022. Please see NOTE G – CONVERTIBLE NOTES PAYABLE for further information.	48,700	52,179
Convertible Promissory Note payable to BHP Capital NY Inc. due October 14, 2022. Please see NOTE G – CONVERTIBLE NOTES PAYABLE for further information.	56,546	60,531

Total	$105,246	$112,710

The two Convertible Promissory Notes contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion feature as a derivative liability at the issuance date of the Notes and charged the applicable amount to debt discount and the remainder to other expense. The increase (decrease) in the fair value of the derivative liability from the issuance date of the Notes to the measurement date is charged (credited) to other expense (income).

F-14

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE H - DERIVATIVE LIABILITY (continued)

The fair value of the derivative liability was measured at the respective issuance date and at March 31, 2023 and December 31, 2022 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at March 31, 2023 were (1) stock price of $0.30 per share, (2) conversion price of $0.2625 per share, (3) term of 30 days, (4) expected volatility of 143% and (5) risk free interest rate of 4.12%. Assumptions used for the calculation of the derivative liability of the Notes at December 31, 2022 were (1) stock price of $0.30 per share, (2) conversion price of $0.2625 per share, (3) term of 30 days, (4) expected volatility of 143% and (5) risk free interest rate of 4.12%.

NOTE I - CAPITAL STOCK

Preferred Stock

On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value of $0.0001 per share. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described. The holders of Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share.

At March 31, 2023 and December 31, 2022, there were 0 and 0 shares of Series A issued and outstanding, respectively.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a par value of $0.0001 per share and authorization of 100,000 shares. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

F-15

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (equal to the stated value or $1.00 per share) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

On November 30, 2022, the Company issued 21,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $21,000 loans payable to Mr. Edmonds.

At March 31, 2023 and December 31, 2022, there were 52,000 and 52,000 shares of Series B Preferred Stock issued and outstanding, respectively.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. A vote by the holders of a majority of the Company’s outstanding voting shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

F-16

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

On February 10, 2022, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 1,000,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On February 10, 2022, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

On September 17, 2022, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 1,000,000,000 to 3,000,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On September 17, 2022, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

2021 Stock Option Incentive Plan

On October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 26,667 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”)(7,773 shares remaining as of March 31, 2023). To date, no warrants or options have been issued under shareholder approved plans.

Common Stock and Preferred Stock Issuances

For the three months ended March 31, 2023 and fiscal year ended December 31, 2022, the Company issued and/or sold the following securities:

Common Stock

For the three months ended March 31, 2023

On January 4, 2023, the Company issued a noteholder 57,270 shares of common stock in satisfaction of $13,530 principal. The $20,832 excess of the $34,362 fair value of the 57,270 shares over the $13,530 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2023.

On January 23, 2023, the Company issued a noteholder 59,048 shares of common stock in satisfaction of $15,500 principal. The $11,071 excess of the $26,571 fair value of the 59,048 shares over the $15,500 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2023.

F-17

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

2022

On January 3, 2022, the Company issued a noteholder 3,783 shares of common stock in satisfaction of $20,000 principal and $12,667 interest. The $24,071 excess of the $56,738 fair value of the 3,783 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended.

On January 6, 2022, the Company issued a noteholder 6,047 shares of common stock in satisfaction of $50,794 principal. The $19,048 excess of the $69,841 fair value of the 6,047 shares over the $50,794 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 10, 2022, the Company issued a noteholder 3,810 shares of common stock in satisfaction of $30,000 principal. The $14,571 excess of the $44,571 fair value of the 3,810 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 11, 2022, the Company issued a noteholder 3,810 shares of common stock in satisfaction of $30,000 principal. The $14,571 excess of the $44,571 fair value of the 3,810 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 19, 2022, the Company issued 7,333 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to Bill Edmonds for services rendered on behalf of the Company.

On January 19, 2022, the Company issued 3,333 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to David Bradford for services rendered on behalf of the Company.

On January 19, 2022, the Company issued 3,333 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to Lloyd Spencer for services rendered on behalf of the Company.

On January 19, 2022, the Company issued 667 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to an employee as per the terms of his employment agreement.

On January 20, 2022, the Company issued 1,360 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to Lloyd Spencer as per the terms of his employment agreement.

On January 20, 2022, the Company issued 1,480 shares of common stock as compensation to a Consultant.

On January 20, 2022, the Company issued a noteholder 5,333 shares of common stock in satisfaction of $25,571 principal and $12,000 interest. The $15,229 excess of the $52,800 fair value of the 5,333 shares over the $25,571 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 31, 2022, the Company issued a noteholder 4,177 shares of common stock in satisfaction of $25,000 principal. The $9,461 excess of the $34,461 fair value of the 4,177 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 1, 2022, the Company issued a noteholder 5,148 shares of common stock in satisfaction of $30,000 principal. The $14,788 excess of the $44,788 fair value of the 5,148 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 2, 2022, the Company issued a noteholder 5,442 shares of common stock in satisfaction of $30,000 principal. The $10,816 excess of the $40,816 fair value of the 5,442 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 2, 2022, the Company issued a noteholder 4,535 shares of common stock in satisfaction of $25,000 principal. The $9,014 excess of the $34,014 fair value of the 4,535 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 4, 2022, the Company issued a noteholder 5,870 shares of common stock in satisfaction of $74,429 principal. The $30,404 difference of the $44,025 fair value of the 5,870 shares over the $74,429 liability reduction was credited to loss on conversion of debt in the three months ended March 31, 2022.

On February 10, 2022, the Company issued a noteholder 4,404 shares of common stock in satisfaction of $20,000 principal. The $8,406 excess of the $28,406 fair value of the 4,404 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 23, 2022, the Company issued a noteholder 6,723 shares of common stock in satisfaction of $30,000 principal. The $17,395 excess of the $47,395 fair value of the 6,723 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

F-18

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

On March 18, 2022, the Company issued a noteholder 8,403 shares of common stock in satisfaction of $30,000 principal. The $16,639 excess of the $46,639 fair value of the 8,403 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 21, 2022, the Company issued a noteholder 5,602 shares of common stock in satisfaction of $20,000 principal. The $11,933 excess of the $31,933 fair value of the 5,602 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 24, 2022, the Company issued a noteholder 9,524 shares of common stock in satisfaction of $34,000 principal. The $14,571 excess of the $48,571 fair value of the 9,524 shares over the $34,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 24, 2022, the Company issued a noteholder 6,095 shares of common stock in satisfaction of $20,000 principal. The $11,086 excess of the $31,086 fair value of the 6,095 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On April 18, 2022, the Company issued a noteholder 6,194 shares of common stock in satisfaction of $20,000 principal. The $19,024 excess of the $39,024 fair value of the 6,194 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 19, 2022, the Company issued a noteholder 10,280 shares of common stock in satisfaction of $34,000 principal. The $30,762 excess of the $64,762 fair value of the 10,280 shares over the $34,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 25, 2022, the Company issued a noteholder 6,047 shares of common stock in satisfaction of $20,000 principal. The $10,839 excess of the $30,839 fair value of the 6,047 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 27, 2022, the Company issued a consultant 2,892 shares of common stock for services rendered. The $13,446 fair value of the 2,892 shares was charged to professional and consulting fees in the three months ended June 30, 2022.

On April 28, 2022, the Company issued a noteholder 7,377 shares of common stock in satisfaction of $24,400 principal. The $9,904 excess of the $34,304 fair value of the 7,377 shares over the $24,400 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 29, 2022, the Company issued a noteholder 4,000 shares of common stock in satisfaction of $13,020 principal. The $6,180 excess of the $19,200 fair value of the 4,000 shares over the $13,020 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On May 19, 2022, the Company issued a noteholder 4,4998 shares of common stock in satisfaction of $11,101 principal. The $6,445 excess of the $17,546 fair value of the 4,4998 shares over the $11,101 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On August 24, 2022, the Company issued a noteholder 7,619 shares of common stock in satisfaction of $14,000 principal. The $7,714 excess of the $21,714 fair value of the 7,619 shares over the $14,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On August 24, 2022, the Company issued a noteholder 5,013 shares of common stock in satisfaction of $10,000 principal. The $4,286 excess of the $14,286 fair value of the 5,013 shares over the $10,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On August 30, 2022, the Company issued a noteholder 9,217 shares of common stock in satisfaction of $15,000 principal. The $5,737 excess of the $20,737 fair value of the 9,217 shares over the $15,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

F-19

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

On August 31, 2022, the Company issued a noteholder 14,132 shares of common stock in satisfaction of $23,000 principal. The $8,797 excess of the $31,797 fair value of the 14,132 shares over the $23,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On September 1, 2022, the Company issued a noteholder 9,524 shares of common stock in satisfaction of $15,000 principal. The $6,429 excess of the $21,429 fair value of the 9,524 shares over the $15,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On September 16, 2022, the Company issued a noteholder 15,250 shares of common stock in satisfaction of $20,000 principal. The $12,000 excess of the $32,000 fair value of the 15,250 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On September 16, 2022, the Company issued a noteholder 17,524 shares of common stock in satisfaction of $23,000 principal. The $13,800 excess of the $36,800 fair value of the 17,524 shares over the $23,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On October 10, 2022, the Company issued a noteholder 19,048 shares of common stock in satisfaction of $14,000 principal. The $17,429 excess of the $31,429 fair value of the 19,048 shares over the $14,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 11, 2022, the Company issued a noteholder 19,048 shares of common stock in satisfaction of $15,000 principal. The $10,714 excess of the $25,714 fair value of the 19,048 shares over the $15,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 13, 2022, the Company issued a noteholder 21,361 shares of common stock in satisfaction of $15,700 principal. The $13,137 excess of the $28,837 fair value of the 21,361 shares over the $15,700 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 18, 2022, the Company issued a noteholder 22,132 shares of common stock in satisfaction of $16,267 principal. The $10,291 excess of the $26,558 fair value of the 22,132 shares over the $16,267 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 19, 2022, the Company issued a noteholder 23,537 shares of common stock in satisfaction of $17,300 principal. The $7,414 excess of the $24,714 fair value of the 23,537 shares over the $17,300 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On November 21, 2022, the Company issued a noteholder 44,286 shares of common stock in satisfaction of $22,200 principal. The $37,890 excess of the $60,090 fair value of the 44,286 shares over the $22,200 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On November 21, 2022, the Company issued a noteholder 41,905 shares of common stock in satisfaction of $22,000 principal. The $34,571 excess of the $56,571 fair value of the 41,905 shares over the $22,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On November 28, 2022, the Company issued a noteholder 41,905 shares of common stock in satisfaction of $9,081.05 principal. The $2,450 excess of the $11,531 fair value of the 41,905 shares over the $9,081.05 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On December 6, 2022, the Company issued a noteholder 49,873 shares of common stock in satisfaction of $15,710 principal. The $14,214 excess of the $29,924 fair value of the 49,873 shares over the $15,710 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On December 6, 2022, the Company issued a noteholder 44,286 shares of common stock in satisfaction of $18,600 principal. The $7,971 excess of the $26,571 fair value of the 44,286 shares over the $18,600 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On December 19, 2022, the Company issued a noteholder 53,968 shares of common stock in satisfaction of $17,000 principal. The $7,286 excess of the $24,286 fair value of the 53,968 shares over the $17,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 28, 2022, the Company issued Bill Edmonds 133,333 shares of common stock in satisfaction of $100,000 of personal loans and other compensation.

On October 28, 2022, the Company issued David Bradford 133,333 shares of common stock in satisfaction of $100,000 of personal loans and other compensation.

On October 28, 2022, the Company issued Lloyd Spencer 131,829 shares of common stock in satisfaction of $98,872 of personal loans and other compensation.

F-20

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

Preferred Stock

For the three months ended March 31, 2023

None

For the year ended December 31, 2022

On November 30, 2022, the Company issued 21,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $21,000 loans payable to Mr. Edmonds.

The number of preferred shares authorized with a par value of $0.0001 per share at March 31, 2023 and December 31, 2022 is 5,000,000 and 5,000,000, respectively. At March 31, 2023 and December 31, 2022, there are 52,000 and 52,000 shares of preferred stock issued and outstanding, respectively.

Warrants and options

A summary of warrants and options activity follows:

	Shares Equivalent
	Options	Warrants	Total
Balance, December 31, 2020	-	53	53
Warrants expired on February 19, 2021	-	(20)	(20)
Warrants expired on March 16, 2021	-	(33)	(33)
Warrant issued on July 2, 2021 (i)	-	3,333	3,333
Cashless exercise of warrant on September 21, 2021(i)	-	(3,333)	(3,333)
Two warrants issued on October 14, 2021 (ii)	-	88,889	88,889
Balance, December 31, 2021	-	88,889	88,889
2022 Option/Warrant Activity	-	-	-
Balance, December 31, 2022	-	88,889	88,889
2023 Option/Warrant Activity	-	-	-
Balance, March 31, 2023	-	88,889	88,889

(i)	On July 2, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP (“Labrys”). As part and parcel of the foregoing transaction, Labrys was issued a warrant granting the holder the right to purchase up to 3,333 shares of the Company’s common stock at an exercise price of $30.00 for a term of 5-years. On September 21, 2021, the Company issued Labrys 3,008 shares of common stock as a cashless exercise of the warrant.

(ii)	On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”). As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The Company agreed to file an initial registration statement on Form S-1 covering the maximum number of registrable securities within 14 days of the execution of the NPA. The Registration Statement on Form S-1 was filed with the Securities and Exchange Commission on October 28, 2021 and declared effective on November 10, 2021. The transaction closed on October 19, 2021.

The following table summarizes information about warrants outstanding as of March 31, 2023:

Number Outstanding
At March 31, 2023	Exercise Price	Expiration Date

88,889	$22.50	October 14, 2026
88,889

F-21

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE J - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the periods presented. The sources of the difference are as follows:

	Three Months Ended
	March 31, 2023 (Unaudited)	March 31, 2022 (Unaudited)
Expected tax at 21%	$(44,210)	$(104,455)
Non-deductible stock-based compensation		30,504
Non-deductible (non-taxable) derivative liability expense (income)	(1,567)	(146,533
Non-deductible amortization of debt discounts	2,625	122,380
Non-deductible loss on conversions of convertible notes payable	6,700	30,654
Increase (decrease) in Valuation allowance	36,262	67,450
Provision for (benefit from) income taxes	$-	$-

All tax years remain subject to examination by the Internal Revenue Service.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of March 31, 2023 and December 31, 2022 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at March 31, 2023 and December 31, 2022. The Company will continue to review this valuation allowance and make adjustments as appropriate.

The net operating loss carryforward at March 31, 2023 for the years 2003 to 2017 expires in varying amounts from year 2023 to year 2037.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

F-22

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE K - COMMITMENTS AND CONTINGENCIES

Occupancy

Corporate office

Our current office space is located at 260 Edwards Plaza, Suite 21266, Saint Simons Island, GA 31522 pursuant to a month-to-month lease.

Amwaste operations

In conjunction with the Amwaste Asset Acquisition, the Company acquired two storage yards under month-to-month leases. The first storage yard is located at 4150 Whitlock St., Brunswick, GA 31520 and the monthly rent is $500. The second storage yard is located at 170 Odom Lane, St. Simons Island, GA 31522 and the monthly rent is $100.

Lyell Environmental Services, Inc. operations

In conjunction with the Lyell Acquisition, the Company acquired an office under a month-to-month lease that is located at 211 Shady Grove Rd, Nashville, TN 37214 and the monthly rent is $2,000.

Employment Agreements

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provided for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford was to receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) was to remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) was to defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary was to earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, was to determine when and how the Deferred Base Salary was to be paid, without limitation; and was able to elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford was eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive had the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC was to grant the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC was to pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. Effective May 1, 2018, Mr. Bradford agreed to forgo payment of his salary until circumstances allow a resumption. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. Commencing in July of 2020, the Company and Mr. Bradford agreed that the Company will pay Mr. Bradford $3,500 per month until such time as Company finances improve. On December 31, 2020, the Company extended Mr. Bradford’s employment agreement for an additional two-year period. On December 31, 2022, the company once again extended Mr. Bradford’s employment agreement, this time for a three-year period. For the three months ended March 31, 2023 and 2022, compensation to Mr. Bradford expensed under the above employment agreement was $10,500 and $10,500, respectively. As of March 31, 2023 and December 31, 2022, accrued cash compensation due Mr. Bradford was $37,750 and $27,250, respectively. As of March 31, 2023 and December 31, 2022, the deferred compensation balance due Mr. Bradford was $0 and $0, respectively.

F-23

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE K - COMMITMENTS AND CONTINGENCIES (continued)

On January 1, 2016, Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provided for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds was to receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) was to remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) was to defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary was to earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, was to determine when and how Deferred Base Salary was to be paid, without limitation; and was able to elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds was eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Edmonds and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC was to grant the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,000,000, the LLC was to pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Edmonds’ Agreement. Effective May 1, 2018, Mr. Edmonds agreed to forgo payment of his salary until circumstances allow a resumption. On December 31, 2020, the Company extended Mr. Edmonds’ employment agreement for an additional two-year period. On December 31, 2022, the company once again extended Mr. Edmonds’ employment agreement, this time for a three-year period. As of March 31, 2023 and December 31, 2022, the deferred compensation balance due Mr. Edmonds was $96,951 and $95,274, respectively. As of March 31, 2023 and December 31, 2022, the accrued board salary balance due Mr. Edmonds was $10,000 and $5,000, respectively. On December 31, 2022, the Company extended Mr. Edmonds’ employment agreement for an additional three-year period.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provided for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer was to receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer received 333.33 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company is to issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 4,080 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 113.33 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested

F-24

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE K - COMMITMENTS AND CONTINGENCIES (continued)

Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. As of March 31, 2023 and December 31, 2022, the number of shares vested and due Mr. Spencer under the employment agreement was 2,720 shares. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve. For the three months ended March 31, 2023 and 2022, cash compensation to Mr. Spencer expensed under the employment agreement was $10,500 and $10,500, respectively. As of March 31, 2023 and December 31, 2022, accrued cash compensation due Mr. Spencer was $21,000 and $10,500, respectively. As of March 31, 2023 and December 31, 2022, the accrued board salary balance due Mr. Spencer was $10,000 and $5,000, respectively.

On March 14, 2022, Lloyd T. Spencer, the Company’s Chief Executive Officer, Secretary and Director, resigned in his position as Chief Executive Officer. Mr. Spencer will retain his roles as Secretary and Director. On March 14, 2022, upon the resignation of Mr. Spencer as the Company’s Chief Executive Officer, the Board of Directors appointed Bill Edmonds as its new Chief Executive Officer. Mr. Edmonds will retain his prior roles as interim Chief Financial Officer and Chairman of the Board of Directors. On March 14, 2022, the Board of Directors appointed David Bradford to President. Mr. Bradford will retain his prior role as Chief Operating Officer. On December 31, 2022, the company extended Mr. Spencer’s current employment agreement for a three-year period.

Director Agreements

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director began receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At March 31, 2023, the accrued compensation due Mr. Spencer under this agreement was $10,000.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director began receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At March 31, 2023, the accrued compensation due Mr. Edmonds under this agreement was $10,000.

Major Customer

For the three months ended March 31, 2023 and full year ended December 31, 2022, one customer accounted for 10% and 19%, respectively, of the company’s revenues.

Legal

As indicated in NOTE E – ACCOUNTS PAYABLE, one customer and two vendors have received Default Judgments against Deep Green aggregating $487,615 that remain unpaid by Deep Green. Also, Deep Green has accounts payable to other vendors of materials and services and credit card companies aggregating $2,591,865 at March 31, 2023. Also, Deep Green has not paid any amounts to satisfy the $387,535 claimed by the factor pursuant to the Factor’s Notice of Default dated July 31, 2018.

On January 1, 2023, the Company received notification of a complaint filed in the Supreme Court of the State of New York by Owen May and MD Global. The complaint alleges “breach of contract, conversion, fraud, and securities fraud related to misconduct, failure to perform, theft, and deceit and intentional misrepresentations done with scienter about securities by Deep Green Waste & Recycling and Lloyd T Spencer”. The complaint seeks $350,000.00 in compensatory damages, and $3,500,000.00 in punitive damages. The Company believes the complaint to be wholly without merit and is filing to dismiss the case.

On June 1, 2023 the Company received notification the Supreme Court of the State of New York dismissed the fraud and conversion claims brought by MD Global, LLC and further ruled that former CEO Lloyd Spencer should not be a party to the case.

F-25

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2023 and 2022

(Unaudited)

NOTE L - GOING CONCERN UNCERTAINTY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of March 31, 2023, we had cash of $206, current assets of $154,540, current liabilities of $4,991,333 and an accumulated deficit of $12,581,961. For the quarter ended March 31, 2023 and year ended December 31, 2022, we used cash from operating activities of $67,299 and $205,894, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through June 2024.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE M – SUBSEQUENT EVENTS

On June 1, 2023, the Company received notification that the Supreme Court of the State of New York dismissed the fraud and conversion claims brought by MD Global, LLC and further ruled that former CEO Lloyd Spencer should not be a party to the case.

Reverse Stock Split

On June 20, 2023, the Company effectuated a 1 share for 1,500 shares reverse stock split which reduced the issued and outstanding shares of common stock from 1,896,216,952 to 1,264,165 shares. The accompanying financial statements have been retroactively adjusted to reflect this reverse stock split.

Issuances of Commons Stock

On June 20, 2023, the Company issued Lloyd T. Spencer 2,000,000 shares of common stock as compensation.

On June 20, 2023, the Company issued David Bradford 2,000,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Billy R. Edmonds 2,000,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Jimmy Wayne Anderson 280,000 shares of common stock in satisfaction of prior work performed. The $22,900 excess of the $32,900 fair value of the 280,000 shares over the $10,000 liability will be charged to loss on conversion of debt in the three months ended June 30, 2023.

On June 20, 2023, the Company issued James R. Street 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Larry Pittenger 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued William Edmonds 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Natalie McHugh 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued James Tomlins 150,000 shares of common stock as compensation.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Deep Green Waste & Recycling, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Deep Green Waste & Recycling, Inc. (the “Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations, stockholders’ (deficiency), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Deep Green Waste & Recycling, Inc. as of December 31, 2022 and 2021, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note M to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Michael T. Studer CPA P.C
Michael T. Studer CPA P.C.

Freeport, New York
May 12, 2023 (except as to the Reverse Stock Split paragraph of NOTE N - SUBSEQUENT EVENTS and the resultant adjustments to the financial statements and the issuances of Commons Stock third to eleventh paragraphs of NOTE N – SUBSEQUENT EVENTS, which are dated as of July 12, 2023)

We have served as the Company’s auditor since 2019.

F-27

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash	$36,616	$36,619
Accounts receivable, net of allowance for doubtful accounts of $13,453 at December 31, 2022 and $545,420 at December 31, 2021	170,954	185,902
Other Current Assets	22,267	8,759
Total current assets	229,837	231,280

Property and equipment, net	179,113	227,889
Goodwill and Intangible Assets, net	1,024,529	1,220,664
Other assets:
Deposits	7,000	7,000
Total other assets	7,000	7,000

Total assets	$1,440,479	$1,686,833

LIABILITIES

Current liabilities:

Current portion of debt	$598,251	$730,532
Convertible notes payable, net of debt discounts of $12,500 and $1,041,697 at December 31, 2022 and December 31, 2021, respectively	800,818	316,974
Accounts payable	3,090,211	3,098,770
Accrued expenses	99,869	217,867
Deferred compensation	95,429	92,546
Accrued interest	138,173	93,661
Customer deposits payable	62,986	68,851
Derivative liability	112,710	1,373,211
Total current liabilities	4,998,447	5,992,412

Long-term liabilities
Long-term portion of debt	-	-
Total long-term liabilities	-	-

Total liabilities	4,998,447	5,992,412

STOCKHOLDERS’ DEFICIT

Common stock, $.0001 par value; 3,000,000,000 and 500,000,000 shares authorized; 1,147,827 and 164,677 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	115	16
Preferred Stock, $.0001 par value, $1 per share stated value, 5,000,000 shares authorized; 52,000 and 31,000 shares of Series B Convertible Preferred Stock issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	52,000	31,000
Additional paid-in capital	8,761,354	6,840,621
Accumulated deficit	(12,371,437)	(11,177,216)

Total stockholders’ deficit	(3,557,968)	(4,305,579)

Total liabilities and stockholders’ deficit	$1,440,479	$1,686,833

The accompanying notes are an integral part of these consolidated financial statements.

F-28

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021

Revenues	$1,053,612	$363,056

Total revenues	1,053,612	363,056

Cost of revenues	395,829	169,605

Gross profit	657,783	193,451

Operating expenses:
Officer and director compensation (including stock-based compensation of $147,333 and $367,250, respectively)	271,333	491,770
Professional and consulting (including stock-based compensation of $28,098 and $29,850, respectively)	103,202	263,365
Provision for doubtful accounts	23,989	8,600
Other selling, general and administrative	751,466	351,844
Depreciation of property and equipment	44,646	44,484
Amortization of intangible assets	247,385	57,845
Total operating expenses	1,442,021	1,217,908

Operating (loss)	(784,238)	(1,024,457)

Other income/(expense):
Derivative liability (expense) income	1,260,501	(909,317)
Interest expense (including amortization of debt discounts of $1,104,017 and $847,055, respectively)	(1,224,970)	(1,178,197)
Gain on settlement of note payable	11,879	652,559
Loss on conversions of notes payable	(453,191)	(923,783)
Other	(4,202)	(17,667)
Total other (expense)	(409,983)	(2,376,405)

Net (loss)	$(1,194,221)	$(3,400,862)

Net loss per common share:
Basic and diluted net loss per common share	$(2.40)	$(29.31)
Basic and diluted weighted-average common shares outstanding	498,288	116,018

The accompanying notes are an integral part of these consolidated financial statements.

F-29

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY)

For the years ended December 31, 2022 and 2021

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares (A)	Amount	Capital	Deficit	Total

Balances at January 1, 2021	31,000	$31,000	86,558	$9	$3,387,863	$(7,776,354)	$(4,357,482)
Issuance of common stock for consulting services	-	-	500	-	29,850	-	29,850
Issuance of common stock to employees, officers and directors for accrued compensation	-	-	11,122	1	403,628	-	403,629
Issuance of common stock as part of Amwaste asset purchase			1,333	-	99,000		99,000
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	57,091	6	1,589,780	-	1,589,786
Issuance of common stock and warrants as part of convertible notes financings	-	-	3,732	-	1,286,500	-	1,286,500
Warrant cashless exercise			3,008	-	-	-	-
Issuance of common stock as part of purchase of Lyell Environmental Services, Inc.	-	-	1,333	-	44,000	-	44,000
Net loss for the year ended December 31, 2021	-	-	-	-	-	(3,400,862)	(3,400,862)

Balances at December 31, 2021	31,000	$31,000	164,677	$16	$6,840,621	$(11,177,216)	$(4,305,579)

Issuance of common stock for consulting services	-	-	4,372	-	28,098	-	28,098
Issuance of common stock to employees, officers and directors for accrued compensation	-	-	414,523	42	460,458	-	460,500
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	564,255	57	1,432,177		1,432,234
Issuance of Preferred B Shares to Officer in partial satisfaction of note payable	21,000	21,000					21,000
Net loss for the year ended December 31, 2022	-	-				(1,194,221)	(1,194,221)
Balances at December 31, 2022	52,000	$52,000	1,147,827	$115	$8,761,354	$(12,371,437)	$(3,557,968)

(A)	The number of shares of common stock has been retroactively adjusted to reflect the June 20, 2023 reverse stock split of 1 share for 1,500 shares. See NOTE N – SUBSEQUENT EVENTS for further information.

The accompanying notes are an integral part of these statements.

F-30

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021

OPERATING ACTIVITIES:
Net income (loss) for the period	$(1,194,221)	$(3,400,862)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	44,646	44,484
Amortization of intangible assets	247,385	57,845
Amortization of Debt Discounts	1,104,017	847,055
Derivative liability (income) expense	(1,260,501)	909,317
Provision for doubtful accounts	23,989	8,600
Stock-based compensation	175,431	397,100
Loss on conversions of notes payable	453,191	923,783
Gain on Note Settlement	(11,879)	(652,559)
Loss on disposal of equipment	-	17,667
Changes in operating assets and liabilities:
Accounts receivable	(9,041)	(81,849)
Other current assets	(13,508)	(8,759)
Deposits	-	(2,000)
Accounts payable	(8,559)	144,825
Accrued expenses	113,152	81,616
Deferred compensation	6,622	6,239
Accrued interest	123,382	214,495
Net cash used in operating activities	(205,894)	(493,003)

INVESTING ACTIVITIES:
Acquisition of Amwaste assets	-	(160,000)
Acquisition of Lyell Environmental Services, Inc.	-	(1,050,000)
Purchase of property and equipment	(1,964)	(110,045)
Net cash used in investing activities	(1,964)	(1,320,045)

FINANCING ACTIVITIES:
Proceeds from convertible notes payable	300,000	1,706,500
Repayment of note issued in Lyell Acquisition	(140,000)

Proceeds from other debt - net	47,855	142,410
Net cash provided by financing activities	207,855	1,848,910

NET INCREASE (DECREASE) IN CASH	(3)	35,862

CASH, BEGINNING OF PERIOD	36,619	757

CASH, END OF PERIOD	$36,616	$36,619

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$2,188	$116,647
Income taxes	$1	$-
Non-Cash investing and financing activities:
Initial derivative liability charged to debt discount	$-	$420,000
Issuance of 21,000 shares, Series B Convertible Preferred Stock in partial satisfaction of note payable to CEO	$21,000	$-
Issuance of common stock to officers for accrued compensation	$231,150	$56,779
Issuance of common stock in satisfaction of loans payable to officers	$82,511	$-
Issuance of common stock in satisfaction of deferred compensation	$3,739	$-
Due to seller of Lyell recognized and added to goodwill	$48,749	$-
Issuance of common stock and note payable to Seller of Amwaste, Inc. assets:
Common stock	$-	$99,000
Note payable	-	110,000
Total	$-	$209,000
Issuance of common stock and note payable to Seller of Lyell Environmental Services, Inc.:
Common stock	$-	$44,000
Note payable	-	186,538
Total	$-	$230,538
Conversions of Convertible Notes Payable:
Principal	$900,173	$540,654
Accrued interest and charges	78,870	125,349
Total debt satisfied	979,043	666,003
Fair value of 564,255 and 57,091 shares, respectively, issued to lenders	1,432,234	1,589,786
Loss on conversions of convertible notes payable	$453,191	$923,783

The accompanying notes are an integral part of these consolidated financial statements.

F-31

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE A – ORGANIZATION

Overview

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 2,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste recycling business since 2011, in exchange for 56,667 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares and the June 20, 2023 reverse stock split of 1 share for 1,500 shares) of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. Please see NOTE G – DEBT for further information.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. Please see NOTE G – DEBT for further information.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s Chief Executive Officer owned a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

On August 7, 2018, the Company ceased its waste recycling business.

In the quarterly period ended March 31, 2021, the Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients.

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 1,333 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

Securities Purchase Agreement

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 667 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,333 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and was due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. The Company made a payment of $140,000 on March 7, 2022 against the Promissory Note.

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of Deep Green Waste & Recycling, Inc. (“Deep Green”) and Deep Green’s wholly owned subsidiaries DG Treasury, Inc., DG Research, Inc. and Lyell Environmental Services, Inc. All inter-company balances and transactions have been eliminated in consolidation.

F-32

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2022, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability (Please see NOTE I - DERIVATIVE LIABILITY for further information), where Level 2 inputs were used, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

For nonrecurring fair value measurements of issuances of common stock for services (Please see NOTE J - CAPITAL STOCK for further information), we used Level 2 inputs.

F-33

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of property and equipment) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through December 31, 2022, the Company has not experienced impairment losses on its long-lived assets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of operations. The estimated lives used to determine depreciation and amortization are:

Trucks	5 years
Containers	5 years
Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease

Goodwill

Goodwill relates to the acquisition of Lyell Environmental Services, Inc. on October 19, 2021.

We test indefinite-lived intangibles and goodwill for impairment on an annual basis in the fourth quarter of our fiscal year, or more frequently if events or changes in circumstances indicate that the carrying value might be impaired. We have the option to first assess qualitative factors in order to determine if it is more likely than not that the fair value of our intangible assets or reporting units are greater than their carrying value. If the qualitative assessment leads to a determination that the intangible asset/ reporting unit’s fair value may be less than its carrying value, or if we elect to bypass the qualitative assessment altogether, we are required to perform a quantitative impairment test by calculating the fair value of the intangible asset/reporting unit and comparing the fair value with its associated carrying value. The estimated fair value of our reporting units is determined based upon the income approach using discounted future cash flows. In situations where the fair value is less than the carrying value, an impairment charge would be recorded for the shortfall.

Amortizable Intangible Assets

Amortizable intangible assets consist of the customer lists and covenants not to compete acquired in connection with the Amwaste Asset Purchase Agreement on February 11, 2021 and the Lyell Environmental Services, Inc. acquisition on October 19, 2021.

We test amortizable intangible assets for impairment if events or changes in circumstances indicate that the assets might be impaired. These intangible assets are amortized on a straight-line basis over their estimated useful lives, of 5 years. We established the fair value of these amortizable intangible assets based on the income approach using discounted future cash flows.

F-34

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs, which were not significant for the periods presented, are expensed as incurred.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation.

For the years ended December 31, 2022 and 2021, we have excluded the shares issuable from the convertible notes payable (Please see NOTE H– CONVERTIBLE NOTES PAYABLE for further information) and from the warrants (Please see NOTE J - CAPITAL STOCK for further information) from our diluted net loss per share calculation as the effect of their inclusion would be anti-dilutive.

F-35

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which supersedes nearly all prior revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates are required within the revenue recognition process than was required under prior U.S. GAAP. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had any significant effect on our financial statements for the periods presented.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. We adopted ASU 2016-02 effective January 1, 2019. ASU No. 2016-02 has not had any significant effect on our financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share.

We early adopted ASU 2017-11 effective January 1, 2018. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-36

NOTE C – BUSINESS ACQUISITION

As discussed in NOTE A – ORGANIZATION, the Company acquired Lyell Environmental Services, Inc. (“Lyell”) on October 19, 2021. Lyell provides remediation services, such as removal of hazardous materials, to primarily business and institutional customers.

The identifiable assets of Lyell at:	October 19, 2021

Accounts receivable	$95,453
Property and equipment, net	20,557
Customer lists and covenant not to compete	1,083,333
Accounts payable	(4,981)

Total identifiable net assets	$1,194,362

The consideration paid for Lyell was:

Cash	$1,050,000
Promissory note	186,538
1,333 shares of DGWR common stock	44,000

Total consideration	$1,280,538

The $86,176 excess of the total consideration ($1,280,538) over the total identifiable net assets of Lyell ($1,194,362) was recorded as goodwill.

For the period October 19, 2021 (date of acquisition) to December 31, 2021, revenues and net loss of Lyell included in the accompanying consolidated statement of operations was $200,705 and $18,942, respectively.

Had Lyell been acquired on January 1, 2021, unaudited pro forma revenues and pro forma net loss of the Company for the year ended December 31, 2021 would have been $1,787,833 and ($3,312,957), respectively.

NOTE D - PROPERTY AND EQUIPMENT

Property and Equipment consist of the following at:

	December 31, 2022	December 31, 2021
Software	$-	$99,025
Office equipment	47,845	60,974
Furniture and Fixtures	-	948
Waste and Recycling Equipment	322,409	393,340
Total	370,254	554,287
Accumulated depreciation and amortization	(191,141)	(326,398)

Net	$179,113	$227,889

F-37

NOTE E – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consist of the following at:

	December 31, 2022	December 31, 2021
Customer list and covenant not to compete acquired in connection with the Stock Purchase Agreement with Lyell Environmental Services, Inc. closed on October 19, 2021	$1,083,333	$1,083,333
Goodwill acquired in connection with the Stock Purchase Agreement with Lyell Environmental Services, Inc. closed on October 19, 2021	134,926	86,176
Customer list and covenant not to compete acquired in connection with the Asset Purchase Agreement with Amwaste, Inc. closed on February 11, 2021	109,000	109,000
Total	1,327,259	1,278,509
Accumulated amortization	(302,730)	(57,845)

Net	$1,024,529	$1,220,664

The customer lists and covenants not to compete are being amortized using the straight-line method over their estimated useful life of five years. For the years ended December 31, 2022 and 2021, amortization of intangible assets expense was $247,385 and $57,845, respectively.

At December 31, 2022, the expected future amortization of intangible assets expense is:

Amount
Fiscal year ending December 31:
2023	$238,467
2024	238,467
2025	238,467
2026	174,202
2027	-
Thereafter	-
Total	$889,603

NOTE F – ACCOUNTS PAYABLE

Accounts payable consist of the following at:

	December 31, 2022	December 31, 2021
August 1, 2018 Default Judgment payable to Ohio vendor	$32,832	$32,832
January 14, 2019 Default Judgment payable to Tennessee customer	423,152	423,152
January 24, 2019 Default judgment payable to Florida vendor	31,631	31,631
Other vendors of materials and services	2,390,290	2,390,849
Credit card obligations	212,306	220,306

Total	$3,090,211	$3,098,770

Most of the accounts payable relate to services performed by subcontractors prior to the cessation of our waste brokering business on August 7, 2018. In many cases, these subcontractors have subsequently reached agreements with our former customers to continue the provision of services to such customers.

NOTE G – DEBT

Debt consists of the following at:

	December 31, 2022	December 31, 2021
Claimed amount due to Factor pursuant to Factor’s Notice of Default dated July 31, 2018	$387,535	$387,535
Short-term capital lease	5,574	5,574
Note issued in Lyell acquisition	49,179	189,179
Sales tax and payroll payable	22,526	28,368
Note payable to officer, interest at 15% per annum	17,061	75,838
Loans payable to officers, interest at 8%, due on demand	37,547	44,038
Due to seller of Lyell	42,104	-
Note payable to short term funding company	36,725	-
Total	598,251	730,532
Current portion of debt	(598,251)	(730,532)
Long-term portion of debt	$-	$-

F-38

NOTE H– CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consist of:

	December 31, 2022	December 31, 2021
Unsecured Convertible Promissory Note payable to Labrys Fund, LP: Issue date July 2, 2021 – net of unamortized debt discount of $50,137 at December 31, 2021 (i)	$-	$49,863
Unsecured Convertible Promissory Note payable to Quick Capital, LLC: Issue date October 14, 2021 – net of unamortized debt discount of $0 and $465,532 at December 31, 2022 and December 31, 2021, respectively (ii)	202,918	126,472
Unsecured Convertible Promissory Note payable to BHP Capital NY Inc.: Issue date October 14, 2021 – net of unamortized debt discount of $0 and $526,028 at December 31, 2022 and December 31, 2021, respectively (iii)	235,400	140,639
Unsecured Convertible Promissory Note payable to BHP Capital NY Inc.: Issue date February 28, 2022 - net of unamortized debt discount of $6,250 at December 31, 2022– (iv)	181,250
Unsecured Convertible Promissory Note payable to Quick Capital, LLC: Issue date February 28, 2022 - net of unamortized debt discount of $6,250 at December 31, 2022– (iv)	181,250

Total	$800,818	$316,974

(i)	On July 2, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP (“Labrys”) and issued Labrys a Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note was convertible, in whole or in part, at any time and from time to time before maturity (July 2, 2022) at the option of the holder at the Conversion Price that shall equal $22.50. Holder was entitled to deduct $1,750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion. The Note had a term of one (1) year and bore interest at 12% annually. The transaction closed on July 2, 2021. As part and parcel of the foregoing transaction, Labrys was issued a warrant granting the holder the right to purchase up to 3,333 shares of the Company’s common stock at an exercise price of $30.00 for a term of 5-years. On July 8, 2021, the Company issued Labrys 667 shares of common stock as Commitment Shares as per the terms of the SPA.

(ii)	On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The transaction closed on October 19, 2021. As of December 31, 2022, $202,918 principal plus $0 interest were due on the Quick Capital Note.

F-39

NOTE H – CONVERTIBLE NOTES PAYABLE (continued)

(iii)

On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The transaction closed on October 19, 2021. As of December 31, 2022, $235,400 principal plus $0 interest were due on the BHP Note.

(iv)

On February 28, 2022, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of One Hundred Eighty-Seven Thousand Five Hundred and NO/100 Dollars ($187,500). The Notes have a term of one (1) year (“Maturity Date” of February 28, 2023) and shall have a one-time interest charge of ten percent (10%). The Borrower is to repay each Note with monthly payments as follows: (i) beginning on the four-month anniversary of the issue date, the Borrower is to pay $4,489.92 per month for months four through eleven, and (ii) then a balloon payment in the amount of $170,330.64 on the Maturity Date. The Notes are convertible into shares of Common Stock at any time after an Event of Default in any portion at the Default Conversion Price, in the sole discretion of the Holder. The “Default Conversion Price” shall mean $0.75 per share. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The transaction closed on March 2, 2022.

F-40

NOTE I - DERIVATIVE LIABILITY

The derivative liability at December 31, 2022 and December 31, 2021 consisted of:

	December 31, 2022	December 31, 2021
Convertible Promissory Note payable to Labrys Fund Ltd. Please see NOTE H – CONVERTIBLE NOTES PAYABLE for further information.	$-	$17,987
Convertible Promissory Note payable to Quick Capital, LLC. Please see NOTE H – CONVERTIBLE NOTES PAYABLE for further information.	52,179	636,989
Convertible Promissory Note payable to BHP Capital NY Inc. Please see NOTE H – CONVERTIBLE NOTES PAYABLE for further information.	60,531	718,235

Total	$112,710	$1,373,211

The note payable to Labrys Fund, Ltd. contained a “down round” provision. The other two Convertible Promissory Notes contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion feature as a derivative liability at the issuance date of the Notes and charged the applicable amount to debt discount and the remainder to other expense. The increase (decrease) in the fair value of the derivative liability from the issuance date of the Notes to the measurement date is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at the respective issuance date and at December 31, 2022 and 2021 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at December 31, 2022 were (1) stock price of $0.30 per share, (2) conversion price of $0.2625 per share, (3) term of 30 days, (4) expected volatility of 143% and (5) risk free interest rate of 4.12%. Assumptions used for the calculation of the derivative liability of the Note at December 31, 2021 were (1) stock price of $15.00 per share, (2) conversion prices ranging from $8.61 to $22.50 per share, (3) term of 182 to 287 days, (4) expected volatility of 143% and (5) risk free interest rates ranging from 0.80% to 1.13%

F-41

NOTE J - CAPITAL STOCK

Preferred Stock

On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value of $0.0001 per share. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described. The holders of Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share.

On June 26, 2017, the Company entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s Series A Preferred Stock held by Saint James into a warrant to purchase 3,333 shares of the Company’s common stock at an exercise price of $0.30 per share and a term of three years. On August 23, 2017, the Company’s Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20 per share. These warrants expired on June 25, 2020.

At December 31, 2022 and December 31, 2021, there are 0 and 0 shares of Series A issued and outstanding, respectively.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a par value of $0.0001 per share and authorization of 100,000 shares. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

At December 31, 2022 and December 31, 2021, there are 31,000 and 31,000 Series B shares issued and outstanding, respectively.

F-42

NOTE J- CAPITAL STOCK (continued)

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. A vote by the holders of a majority of the Company’s outstanding voting shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

On February 10, 2022, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 1,000,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On February 10, 2022, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common Stock.

On September 17, 2022, the Company’s Board approved an increase in the number of authorized shares of common stock of the Company from 1,000,000,000 to 3,000,000,000.

2021 Stock Option Incentive Plan

On October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 26,667 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”)(10,440 shares remaining as of December 31, 2022). To date, no warrants or options have been issued under shareholder approved plans.

F-43

NOTE J - CAPITAL STOCK (continued)

Preferred Stock Issuances

Effective November 30, 2022, the Company issued 21,000 shares of Series B Preferred Stock to Bill Edmonds (Chief Executive Officer of the Company) in satisfaction of $21,000 of a note payable to Bill Edmonds

Common Stock Issuances

For the fiscal years ended December 31, 2022 and 2021, the Company issued and/or sold the following securities:

2022

On January 3, 2022, the Company issued a noteholder 3,783 shares of common stock in satisfaction of $20,000 principal and $12,667 interest. The $24,071 excess of the $56,738 fair value of the 3,783 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 6, 2022, the Company issued a noteholder 6,047 shares of common stock in satisfaction of $50,794 principal. The $19,048 excess of the $69,841 fair value of the 6,047 shares over the $50,794 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 10, 2022, the Company issued a noteholder 3,810 shares of common stock in satisfaction of $30,000 principal. The $14,571 excess of the $44,571 fair value of the 3,810 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 11, 2022, the Company issued a noteholder 3,810 shares of common stock in satisfaction of $30,000 principal. The $14,571 excess of the $44,571 fair value of the 3,810 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 19, 2022, the Company issued 7,333 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to Bill Edmonds for services rendered on behalf of the Company.

On January 19, 2022, the Company issued 3,333 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to David Bradford for services rendered on behalf of the Company.

On January 19, 2022, the Company issued 3,333 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to Lloyd Spencer for services rendered on behalf of the Company.

On January 19, 2022, the Company issued 667 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to an employee as per the terms of his employment agreement.

On January 20, 2022, the Company issued 1,360 shares of common stock under the Company’s 2021 Stock Option Incentive Plan to Lloyd Spencer as per the terms of his employment agreement.

On January 20, 2022, the Company issued 1,480 shares of common stock as compensation to a Consultant.

On January 20, 2022, the Company issued a noteholder 5,333 shares of common stock in satisfaction of $25,571 principal and $12,000 interest. The $15,229 excess of the $52,800 fair value of the 5,333 shares over the $25,571 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 31, 2022, the Company issued a noteholder 4,177 shares of common stock in satisfaction of $25,000 principal. The $9,461 excess of the $34,461 fair value of the 4,177 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 1, 2022, the Company issued a noteholder 5,148 shares of common stock in satisfaction of $30,000 principal. The $14,788 excess of the $44,788 fair value of the 5,148 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

F-44

NOTE J - CAPITAL STOCK (continued)

On February 2, 2022, the Company issued a noteholder 5,442 shares of common stock in satisfaction of $30,000 principal. The $10,816 excess of the $40,816 fair value of the 5,442 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 2, 2022, the Company issued a noteholder 4,535 shares of common stock in satisfaction of $25,000 principal. The $9,014 excess of the $34,014 fair value of the 4,535 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 4, 2022, the Company issued a noteholder 5,870 shares of common stock in satisfaction of $74,429 principal. The $30,404 difference of the $44,025 fair value of the 5,870 shares over the $74,429 liability reduction was credited to loss on conversion of debt in the three months ended March 31, 2022.

On February 10, 2022, the Company issued a noteholder 4,404 shares of common stock in satisfaction of $20,000 principal. The $8,406 excess of the $28,406 fair value of the 4,404 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On February 23, 2022, the Company issued a noteholder 6,723 shares of common stock in satisfaction of $30,000 principal. The $17,395 excess of the $47,395 fair value of the 6,723 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 18, 2022, the Company issued a noteholder 8,403 shares of common stock in satisfaction of $30,000 principal. The $16,639 excess of the $46,639 fair value of the 8,403 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 21, 2022, the Company issued a noteholder 5,602 shares of common stock in satisfaction of $20,000 principal. The $11,933 excess of the $31,933 fair value of the 5,602 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 24, 2022, the Company issued a noteholder 9,524 shares of common stock in satisfaction of $34,000 principal. The $14,571 excess of the $48,571 fair value of the 9,524 shares over the $34,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On March 24, 2022, the Company issued a noteholder 6,095 shares of common stock in satisfaction of $20,000 principal. The $11,086 excess of the $31,086 fair value of the 6,095 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2022.

On April 18, 2022, the Company issued a noteholder 6,194 shares of common stock in satisfaction of $20,000 principal. The $19,024 excess of the $39,024 fair value of the 6,194 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 19, 2022, the Company issued a noteholder 10,280 shares of common stock in satisfaction of $34,000 principal. The $30,762 excess of the $64,762 fair value of the 10,280 shares over the $34,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 25, 2022, the Company issued a noteholder 6,047 shares of common stock in satisfaction of $20,000 principal. The $10,839 excess of the $30,839 fair value of the 6,047 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On April 27, 2022, the Company issued a consultant 2,892 shares of common stock for services rendered. The $13,446 fair value of the 2,892 shares was charged to professional and consulting fees in the three months ended June 30, 2022.

On April 28, 2022, the Company issued a noteholder 7,377 shares of common stock in satisfaction of $24,400 principal. The $9,904 excess of the $34,304 fair value of the 7,377 shares over the $24,400 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

F-45

NOTE J - CAPITAL STOCK (continued)

On April 29, 2022, the Company issued a noteholder 4,000 shares of common stock in satisfaction of $13,020 principal. The $6,180 excess of the $19,200 fair value of the 4,000 shares over the $13,020 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On May 19, 2022, the Company issued a noteholder 4,4998 shares of common stock in satisfaction of $11,101 principal. The $6,445 excess of the $17,546 fair value of the 4,4998 shares over the $11,101 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2022.

On August 24, 2022, the Company issued a noteholder 7,619 shares of common stock in satisfaction of $14,000 principal. The $7,714 excess of the $21,714 fair value of the 7,619 shares over the $14,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On August 24, 2022, the Company issued a noteholder 5,013 shares of common stock in satisfaction of $10,000 principal. The $4,286 excess of the $14,286 fair value of the 5,013 shares over the $10,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On August 30, 2022, the Company issued a noteholder 9,217 shares of common stock in satisfaction of $15,000 principal. The $5,737 excess of the $20,737 fair value of the 9,217 shares over the $15,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On August 31, 2022, the Company issued a noteholder 14,132 shares of common stock in satisfaction of $23,000 principal. The $8,797 excess of the $31,797 fair value of the 14,132 shares over the $23,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On September 1, 2022, the Company issued a noteholder 9,524 shares of common stock in satisfaction of $15,000 principal. The $6,429 excess of the $21,429 fair value of the 9,524 shares over the $15,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On September 16, 2022, the Company issued a noteholder 15,250 shares of common stock in satisfaction of $20,000 principal. The $12,000 excess of the $32,000 fair value of the 15,250 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On September 16, 2022, the Company issued a noteholder 17,524 shares of common stock in satisfaction of $23,000 principal. The $13,800 excess of the $36,800 fair value of the 17,524 shares over the $23,000 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2022.

On October 10, 2022, the Company issued a noteholder 19,048 shares of common stock in satisfaction of $14,000 principal. The $17,429 excess of the $31,429 fair value of the 19,048 shares over the $14,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 11, 2022, the Company issued a noteholder 19,048 shares of common stock in satisfaction of $15,000 principal. The $10,714 excess of the $25,714 fair value of the 19,048 shares over the $15,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 13, 2022, the Company issued a noteholder 21,361 shares of common stock in satisfaction of $15,700 principal. The $13,137 excess of the $28,837 fair value of the 21,361 shares over the $15,700 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 18, 2022, the Company issued a noteholder 22,132 shares of common stock in satisfaction of $16,267 principal. The $10,291 excess of the $26,558 fair value of the 22,132 shares over the $16,267 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

F-46

NOTE J - CAPITAL STOCK (continued)

On October 19, 2022, the Company issued a noteholder 23,537 shares of common stock in satisfaction of $17,300 principal. The $7,414 excess of the $24,714 fair value of the 23,537 shares over the $17,300 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On November 21, 2022, the Company issued a noteholder 44,286 shares of common stock in satisfaction of $22,200 principal. The $37,890 excess of the $60,090 fair value of the 44,286 shares over the $22,200 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On November 21, 2022, the Company issued a noteholder 41,905 shares of common stock in satisfaction of $22,000 principal. The $34,571 excess of the $56,571 fair value of the 41,905 shares over the $22,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On November 28, 2022, the Company issued a noteholder 41,905 shares of common stock in satisfaction of $9,081.05 principal. The $2,450 excess of the $11,531 fair value of the 41,905 shares over the $9,081.05 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On December 6, 2022, the Company issued a noteholder 49,873 shares of common stock in satisfaction of $15,710 principal. The $14,214 excess of the $29,924 fair value of the 49,873 shares over the $15,710 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On December 6, 2022, the Company issued a noteholder 44,286 shares of common stock in satisfaction of $18,600 principal. The $7,971 excess of the $26,571 fair value of the 44,286 shares over the $18,600 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On December 19, 2022, the Company issued a noteholder 53,968 shares of common stock in satisfaction of $17,000 principal. The $7,286 excess of the $24,286 fair value of the 53,968 shares over the $17,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2022.

On October 28, 2022, the Company issued Bill Edmonds 133,333 shares of common stock in satisfaction of $100,000 of personal loans and other compensation.

On October 28, 2022, the Company issued David Bradford 133,333 shares of common stock in satisfaction of $100,000 of personal loans and other compensation.

On October 28, 2022, the Company issued Lloyd Spencer 131,829 shares of common stock in satisfaction of $98,872 of personal loans and other compensation.

2021

On December 31, 2021, the Company issued a noteholder 4,535 shares of common stock in satisfaction of $39,167 principal. The $28,860 excess of the $68,027 fair value of the 4,535 shares over the $39,167 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 15, 2021, the Company issued a noteholder 3,810 shares of common stock in satisfaction of $35,677 principal and $5,323 interest. The $19,000 excess of the $60,000 fair value of the 3,810 shares over the $41,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 8, 2021, the Company issued a noteholder 2,843 shares of common stock in satisfaction of $31,343 interest. The $17,697 excess of the $49,041 fair value of the 2,843 shares over the $31,343 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 8, 2021, the Company issued a noteholder 1,633 shares of common stock in satisfaction of $18,000 interest. The $10,163 excess of the $28,163 fair value of the 1,633 shares over the $18,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

F-47

NOTE J - CAPITAL STOCK (continued)

On November 30, 2021, the Company issued a noteholder 1,388 shares of common stock in satisfaction of $18,000 interest. The $7,610 excess of the $25,610 fair value of the 1,388 shares over the $18,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On November 15, 2021, the Company issued a noteholder 2,000 shares of common stock in satisfaction of $30,000 interest. The $27,000 excess of the $57,000 fair value of the 2,000 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On November 15, 2021, the Company issued a noteholder 1,200 shares of common stock in satisfaction of $18,000 interest. The $16,200 excess of the $34,200 fair value of the 1,200 shares over the $18,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On October 19, 2021, the Company issued 1,333 shares of common stock as per the terms of the Securities Purchase Agreement with Jeremy Lyell.

On October 15, 2021, the Company issued a total of 200 shares of common stock to three employees (67 shares each) for services rendered.

On October 14, 2021, the Company issued 1,533 shares of common stock each to two Investors as per the terms of the Note Purchase Agreement entered into by the Company on the same date.

On October 6, 2021, the Company issued Bill Edmonds, the Company’s Chief Financial Officer, 1,333 shares of common stock in satisfaction for services rendered on behalf of the Company. The $48,000 fair value of the 1,333 shares at October 6, 2021 was charged to officers and directors compensation in the three months ended December 31, 2021.

On October 6, 2021, the Company issued David Bradford, the Company’s Chief Operating Officer, 4,000 shares of common stock in satisfaction for services rendered on behalf of the Company. The $144,000 fair value of the 4,000 shares at October 6, 2021 was charged to officers and directors compensation in the three months ended December 31, 2021.

On October 6, 2021, the Company issued Lloyd Spencer, the Company’s then Chief Executive Officer, 1,333 shares of common stock in satisfaction for services rendered on behalf of the Company. The $48,000 fair value of the 1,333 shares at October 6, 2021 was charged to officers and directors compensation in the three months ended December 31, 2021.

On October 5, 2021, the Company issued Lloyd Spencer, the Company’s then Chief Executive Officer, 2,667 shares of common stock under the Company’s 2021 Stock Option Incentive Plan . The $98,000 fair value of the 2,667 shares at October 5, 2021 was charged to officers and directors compensation in the three months ended December 31, 2021.

On September 21, 2021, the Company issued a warrant holder 3,008 shares of common stock as a cashless exercise of a warrant.

On July 9, 2021, the Company issued 5,215 shares of common stock in satisfaction of $41,000 principal and $3,062 interest. The $114,748 excess of the $158,810 fair value of the 5,215 shares over the $44,062 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 8, 2021, the Company issued 667 shares of common stock in satisfaction of the Commitment Shares to a noteholder as per the terms of the Securities Purchase Agreement.

On July 2, 2021, the Company issued 3,087 shares of common stock in satisfaction of $35,340 principal and $774 interest. The $72,690 excess of the $108,804 fair value of the 3,087 shares over the $36,114 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

F-48

NOTE J - CAPITAL STOCK (continued)

On July 2, 2021, the Company issued 2,896 shares of common stock in satisfaction of $33,888 principal. The $68,210 excess of the $102,098 fair value of the 2,896 shares over the $33,888 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 1, 2021, the Company issued 5,534 shares of common stock in satisfaction of $64,554 principal and $189 interest. The $98,774 excess of the $163,517 fair value of the 5,534 shares over the $64,743 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On June 24, 2021, the Company issued 9,800 shares of common stock in satisfaction of $114,660 principal. The $120,540 excess of the $235,200 fair value of the 9,800 shares over the $114,660 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On June 24, 2021, the Company issued 4,817 shares of common stock in satisfaction of $51,369 principal and $658 interest. The $63,589 excess of the $115,616 fair value of the 4,817 shares over the $52,027 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 4,000 shares of common stock in satisfaction of $60,000 principal. The $123,600 excess of the $183,600 fair value of the 4,000 shares over the $60,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 2,667 shares of common stock in satisfaction of $40,000 principal. The $83,600 excess of the $123,600 fair value of the 2,667 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 1,667 shares of common stock in satisfaction of $25,000 principal. The $51,500 excess of the $76,500 fair value of the 1,667 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On March 19, 2021, the Company issued 500 restricted shares of its common stock to a consultant for services rendered.

On February 17, 2021, the Company issued Lloyd Spencer (Company CEO) 1,078 restricted shares of its common stock (certain shares vested from August 2020 to December 2020 pursuant to the Employment Agreement dated December 4, 2019 and 511 shares vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020).

On February 17, 2021, the Company issued Bill Edmonds (Company CFO) 511 restricted shares of its common stock which vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020.

On February 16, 2021, the Company issued 1,333 shares of its common stock to the Seller of the AmWaste assets as per the terms of the Asset Purchase Agreement.

F-49

NOTE J - CAPITAL STOCK (continued)

Warrants and options

A summary of warrants and options activity follows:

	Shares Equivalent
	Options	Warrants	Total
Balance, December 31, 2020	-	53	53
Warrants expired on February 19, 2021	-	(20)	(20)
Warrants expired on March 16, 2021	-	(33)	(33)
Warrant issued on July 2, 2021 (i)	-	3,333	3,333
Cashless exercise of warrant on September 21, 2021	-	(3,333)	(3,333)
Two warrants issued on October 14, 2021 (ii)	-	88,889	88,889
Balance, December 31, 2021	-	88,889	88,889
2022 Option/Warrant Activity	-	-	-
Balance, December 31, 2022	-	88,889	88,889

(i)	On July 2, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP (“Labrys”). As part and parcel of the foregoing transaction, Labrys was issued a warrant granting the holder the right to purchase up to 3,333 shares of the Company’s common stock at an exercise price of $30.00 for a term of 5-years. On September 21, 2021, the Company issued Labrys 4,512,497 shares of common stock as a cashless exercise of the warrant.

(ii)	On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”). As part and parcel of the foregoing transaction, each of the Investors was issued 1,533 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 44,444 shares of the Company’s common stock at an exercise price of $22.50 for a term of 5-years. The Company agreed to file an initial registration statement on Form S-1 covering the maximum number of registrable securities within 14 days of the execution of the NPA. The Registration Statement on Form S-1 was filed with the Securities and Exchange Commission on October 28, 2021 and declared effective on November 10, 2021. The transaction closed on October 19, 2021.

The following table summarizes information about warrants outstanding as of December 31, 2022:

Number Outstanding
At December 31, 2022	Exercise Price	Expiration Date

88,889	$22.50	October 14, 2026
88,889

F-50

NOTE K - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the years ended December 31, 2022 and 2021. The sources of the difference are as follows:

	Year Ended
	December 31, 2022	December 31, 2021
Expected tax at 21%	$(250,786)	$(714,181)
Non-deductible stock-based compensation	36,841	83,391
Non-deductible (non-taxable) derivative liability expense (income)	(264,705)	190,957
Non-deductible loss on conversions of convertible notes payable	95,170	193,994
Non-deductible amortization of debt discounts	231,844	177,882
Increase (decrease) in Valuation allowance	151,636	67,957
Provision for (benefit from) income taxes	$-	$-

All tax years remain subject to examination by the Internal Revenue Service.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of December 31, 2022 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2022. The Company will continue to review this valuation allowance and make adjustments as appropriate.

The net operating loss carryforward at December 31, 2022 for the years 2003 to 2017 expires in varying amounts from year 2023 to year 2037.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE L - COMMITMENTS AND CONTINGENCIES

Occupancy

Corporate office

Our current office space is located at 260 Edwards Plaza, Suite 21266, Saint Simons Island, GA 31522 pursuant to a month-to-month lease.

Amwaste operations

In conjunction with the Amwaste Asset Acquisition, the Company acquired two storage yards under month-to-month leases. The first storage yard is located at 4150 Whitlock St., Brunswick, GA 31520 and the monthly rent is $500. The second storage yard is located at 170 Odom Lane, St. Simons Island, GA 31522 and the monthly rent is $100.

Lyell Environmental Services, Inc. operations

In conjunction with the Lyell Acquisition, the Company acquired an office under a month-to-month lease that is located at 211 Shady Grove Rd, Nashville, TN 37214 and the monthly rent is $2,000.

Employment and Director Agreements

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provided for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford was to receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) was to remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) was to defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary was to earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, was to determine when and how the Deferred Base Salary was to be paid, without limitation; and was able to elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford was eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive had the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC was to grant the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC was to pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. Effective May 1, 2018, Mr. Bradford agreed to forgo payment of his salary until circumstances allow a resumption. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. Commencing in July of 2020, the Company and Mr. Bradford agreed that the Company will pay Mr. Bradford $3,500 per month until such time as Company finances improve. On December 31, 2020, the Company extended Mr. Bradford’s employment agreement for an additional two-year period. For the years ended December 31, 2022 and 2021, compensation to Mr. Bradford expensed under the above employment agreement was $42,000 and $42,000, respectively. As of December 31, 2022 and 2021, accrued cash compensation due Mr. Bradford was $27,250 and $47,250, respectively. As of December 31, 2022 and 2021, the deferred compensation balance due Mr. Bradford was $0 and $3,695, respectively.

F-51

NOTE L - COMMITMENTS AND CONTINGENCIES (continued)

On January 1, 2016, Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provided for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds was to receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) was to remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) was to defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary was to earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, was to determine when and how Deferred Base Salary was to be paid, without limitation; and was able to elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds was eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Edmonds and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC was to grant the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,000,000, the LLC was to pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Edmonds’ Agreement. Effective May 1, 2018, Mr. Edmonds agreed to forgo payment of his salary until circumstances allow a resumption. On December 31, 2022, the Company extended Mr. Edmonds’ employment agreement for an additional three-year period. As of December 31, 2022 and 2021, the deferred compensation balance due Mr. Edmonds was $95,429 and $88,851, respectively.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provided for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer was to receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer received 333 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company is to issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 4,080 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 113.33 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. On January 24, 2020 and September 9, 2020, 560 and 680 shares, respectively, were issued to Mr. Spencer pursuant to the Employment Agreement and expensed in the amounts of $33,600 and $18,768, respectively. As of December 31, 2021 and 2020, the number of shares vested and due Mr. Spencer was 1,360 and 567 shares, respectively, and was expensed in the amount of $20,400 and $16,779, respectively. For the years ended December 31, 2021 and 2020, a total of $20,400 and $69,147, respectively, stock compensation was expensed under the above employment agreement. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve. For the years ended December 31, 2022 and 2021, cash compensation to Mr. Spencer expensed under the employment agreement was $42,000 and $42,000, respectively. As of December 31, 2022 and 2021, accrued cash compensation due Mr. Spencer was $10,500 and $47,250, respectively.

Director Agreements

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At December 31, 2022, the accrued compensation due Mr. Spencer under this agreement was $5,000.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At December 31, 2022, the accrued compensation due Mr. Edmonds under this agreement was $5,000.

Major Customer

One customer accounted for 19% of the Company’s revenues for the year ended December 31, 2022.

Legal

As indicated in NOTE F – ACCOUNTS PAYABLE, one customer and two vendors have received Default Judgments against Deep Green aggregating $487,615 that remain unpaid by Deep Green. Also, Deep Green has accounts payable to other vendors of materials and services and credit card companies aggregating $2,602,596 at December 31, 2021. Also, Deep Green has not paid any amounts to satisfy the $387,535 claimed by the factor pursuant to the Factor’s Notice of Default dated July 31, 2018 (Please see NOTE G – DEBT for further information).

F-52

NOTE M - GOING CONCERN UNCERTAINITY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of December 31, 2022, we had cash of $36,616, current assets of $229,837, current liabilities of $4,998,447 and an accumulated deficit of $12,371,437. For the years ended December 31, 2022 and 2021, we used cash from operating activities of $205,894 and $493,003, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through May 2024.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE N - SUBSEQUENT EVENTS

On January 1, 2023, the Company received notification of a complaint filed in the Supreme Court of the State of New York by Owen May and MD Global. The complaint alleges “breach of contract, conversion, fraud, and securities fraud related to misconduct, failure to preform, theft, and deceit and intentional misrepresentations done with scienter about securities by Deep Green Waste & Recycling and Lloyd T Spencer”. The complaint seeks $350,000.00 in compensatory damages, $3,500,000.00 in punitive damages. The company believes the complaint to be wholly without merit and is filing to dismiss the case.

Reverse Stock Split

On June 20, 2023, the Company effectuated a 1 share for 1,500 shares reverse stock split which reduced the issued and outstanding shares of common stock from 1,896,216,952 to 1,264,165 shares. The accompanying financial statements have been retroactively adjusted to reflect this reverse stock split.

Issuances of Common Stock

On January 4, 2023, the Company issued a noteholder 57,270 shares of common stock in satisfaction of $13,530 principal. The $12,241 excess of the $25,771 fair value of the 57,270 shares over the $13,530 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2023.

On January 23, 2023, the Company issued a noteholder 59,048 shares of common stock in satisfaction of $15,500 principal. The $11,071 excess of the $26,571 fair value of the 59,048 shares over the $15,500 liability reduction was charged to loss on conversion of debt in the three months ended March 31, 2023.

On June 20, 2023, the Company issued Lloyd T. Spencer 2,000,000 shares of common stock as compensation.

On June 20, 2023, the Company issued David Bradford 2,000,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Billy R. Edmonds 2,000,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Jimmy Wayne Anderson 280,000 shares of common stock in satisfaction of prior work performed. The $22,900 excess of the $32,900 fair value of the 280,000 shares over the $10,000 liability will be charged to loss on conversion of debt in the three months ended June 30, 2023.

On June 20, 2023, the Company issued James R. Street 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Larry Pittenger 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued William Edmonds 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued Natalie McHugh 280,000 shares of common stock as compensation.

On June 20, 2023, the Company issued James Tomlins 150,000 shares of common stock as compensation.

F-53

No.	Description
2.1	Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.2	Articles of Merger of Deep Green Acquisition, LLC and Deep Green Waste & Recycling, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.3	Share Purchase Agreement between Gordon Boorse and Deep Green Waste & Recycling, LLC dated June 2017 (Compaction and Recycling Equipment, Inc.) (previously filed with Form S-1 on March 18, 2020)
2.4	Share Purchase Agreement between Gordon Boorse and Deep Green Waste & Recycling, LLC dated June 2017 (Columbia Financial services, Inc.) (previously filed with Form S-1 on March 18, 2020)
2.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with St. James Capital Management, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.6	Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations with Mirabile Corporate Holdings, Inc. dated August 7, 2018 (previously filed with Form S-1 on March 18, 2020)
3.1	Articles of Incorporation Evader, Inc. dated August 24, 1995 (previously filed with Form S-1 on March 18, 2020)
3.2	Certificate of Correction for Evader, Inc. dated December 28, 2005 (previously filed with Form S-1 on March 18, 2020)
3.3	Certificate of Designation of Series A Preferred Stock dated July 18, 2010 (previously filed with Form S-1 on March 18, 2020)
3.4	Articles of Conversion of Evader, Inc., Inc. dated April 25, 2012 effective May 25, 2012 (previously filed with Form S-1 on March 18, 2020)
3.5	Restated Certificate of Incorporation of Evader, Inc., Inc. (previously filed with Form 1-A on May 17, 2018) (previously filed with Form S-1 on March 18, 2020)
3.6	Bylaws of Evader, Inc. (previously filed with Form 1-A on May 17, 2018) (previously filed with Form S-1 on March 18, 2020)
3.7	Amendment to Articles of Incorporation of Evader, Inc. dated July 24, 2014 (previously filed with Form S-1 on March 18, 2020)
3.8	Amendment to Articles of Incorporation of Evader, Inc. dated August 14, 2014 (previously filed with Form S-1 on March 18, 2020)
3.9	Amendment to Articles of Incorporation of Evader, Inc. dated December 8, 2014 (previously filed with Form S-1 on March 18, 2020)
3.10	Amendment to Articles of Incorporation of Evader, Inc. dated August 13, 2015 (previously filed with Form S-1 on March 18, 2020)
3.11	Amendment to Articles of Incorporation of Evader, Inc. dated July 20, 2017 (name change to Critical Clothing, Inc.) (previously filed with Form S-1 on March 18, 2020)
3.12	Amendment to Articles of Incorporation of Critical Clothing, Inc. dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
3.13	Amendment to Articles of Incorporation of Critical Clothing, Inc. dated November 6, 2017 (name change to Deep Green Waste & Recycling, Inc.) (previously filed with Form S-1 on March 18, 2020)
3.14	Certificate of Designation Series B Convertible Preferred Stock dated January 22, 2020 (previously filed with Form S-1 on March 18, 2020)
4.1	Specimen certificate of common stock (previously filed with Form S-1 on March 18, 2020)
5.1+	Legal Opinion of Law Offices of Gary L. Blum
10.1	Board of Directors Services Agreement with Bill Edmonds dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.2	Board of Directors Services Agreement with Lloyd Spencer dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)

47

10.3	Indemnification Agreement between Green Deep Waste & Recycling, Inc. and Bill Edmonds dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.4	Indemnification Agreement between Green Deep Waste & Recycling, Inc. and Lloyd Spencer dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.5	Employment Agreement between Deep Green Waste & Recycling, Inc. and Lloyd Spencer dated December 4, 2019 (previously filed with Form S-1 on March 18, 2020)
10.6	Employment Agreement between Deep Green Waste & Recycling, LLC and David Bradford dated January 1, 2016 (previously filed with Form S-1 on March 18, 2020)
10.7	Employment Agreement between Deep Green Waste & Recycling, LLC and Bill Edmonds dated December 4, 2019 (previously filed with Form S-1 on March 18, 2020)
10.8	Employment Agreement between Deep Green Waste & Recycling, Inc. and Josh Beckham dated February 5, 2018 (previously filed with Form S-1 on March 18, 2020)
10.9	Amendment to Deep Green Waste & Recycling, LLC Employment Agreement with David Bradford dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
10.10	Amendment to Deep Green Waste & Recycling, LLC Employment Agreement with Bill Edmonds dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
10.11	Consulting Agreement between Deep Green Waste & Recycling, Inc. and Sylios Corp dated December 16, 2019 (previously filed with Form S-1 on March 18, 2020)
10.12	Securities Purchase Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.13	Convertible Promissory Note between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.14	Common Stock Purchase Warrant Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.15	Registration Rights Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.16	Acknowledgement of Assignment Agreement between Sylios Corp and Armada Capital Partners, LLC dated March 6, 2020 (previously filed with Form S-1 on March 18, 2020)
10.17	Assignment Agreement between Sylios Corp and Armada Capital Partners, LLC dated March 6, 2020 (previously filed with Form S-1 on March 18, 2020)
10.18	Convertible Promissory Note between Armada Investment Fund, LLC and Deep Green Waste & Recycling, Inc. dated as of March 12, 2020 (previously filed with Form S-1 on March 18, 2020)
10.19	Common Stock Purchase Warrant Agreement between Armada Investment Fund, LLC and Deep Green Waste & Recycling, Inc. dated as of March 12, 2020 (previously filed with Form S-1 on March 18, 2020)
10.20	Promissory Note between Deep Green Waste & Recycling, LLC and Gordon Boorse (CFSI acquisition) dated October 20, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.21	Promissory Note between Deep Green Waste & Recycling, LLC and Gordon Boorse (CARE acquisition) dated October 20, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.22	Notice of Default submitted by AEC Yield Capital, LLC dated July 31, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.23	Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated December 16, 2016 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.24	First Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated January 26, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.25	Second Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated June 7, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.26	Third Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated June 7, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.27	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and C Alvin Roberds, Jr. dated March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.28	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and C Alvin Roberds, Jr. dated as of March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)

48

10.29	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and Mary Williams dated February 19, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.30	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Mary Williams. dated as of February 19, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.31	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and Ellen Bailey dated March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.32	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Ellen Bailey. dated as of March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.33	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and GPL Ventures LLC dated June 23, 2020 (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)
10.34	Registration Rights Agreement between Deep Green Waste & Recycling, LLC and GPL Ventures LLC dated June 23, 2020 (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)
10.35	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.36	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.37	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.38	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.39	ASSET PURCHASE AGREEMENT between Deep Green Waste & Recycling, Inc., DG Research, Inc. and Amwaste, Inc. dated February 8, 2021 (previously filed with Form 8-K on February 16, 2021)
10.40	Promissory Note between Deep Green Waste & Recycling, Inc., DG Research, Inc. and Amwaste, Inc. dated February 8, 2021 (previously filed with Form 8-K on February 16, 2021)
10.41	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated March 2, 2021 (previously filed with Form 8-K on March 15, 2021)
10.42	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated March 2, 2021 (previously filed with Form 8-K on March 15, 2021)
10.43	Consulting Agreement between the Company and Sylios Corp dated February 12, 2021 (previously filed with Form S-1 on April 16, 2021)
10.44	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and Bill Edmonds dated April 9, 2021
10.45	Consulting Agreement between the Company and Sylios Corp dated May 10, 2021
14.1	Code of Business Conduct and Ethics (previously filed with Form S-1 on March 18, 2020)
21.1	Certificate of Organization of Deep Green Waste & Recycling, LLC dated August 2, 2011 (previously filed with Form S-1 on March 18, 2020)
21.2	Articles of Incorporation of Jetty Enterprises, Inc. dated November 4, 1987 (previously filed with Form S-1 on March 18, 2020)
21.3	Amendment to Articles of Incorporation for Jetty Enterprises, Inc. dated May 21, 2993 (name change to Compaction and Recycling Equipment, Inc.) (previously filed with Form S-1 on March 18, 2020)
21.4	Articles of Incorporation for Columbia Financial Services, Inc. dated October 3, 1988 (previously filed with Form S-1 on March 18, 2020)
21.5	Articles of Incorporation of DG Research, Inc. dated July 22, 2020 (previously filed with Form S-1 on April 16, 2021)
23.1+	Consent of Law Offices of Gary L. Blum (included in Exhibit 5.1)
23.2+	Consent of Michael T. Studer, CPA
Graphic	Corporate logo- Deep Green Waste & Recycling, Inc.
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fee Table

+ Filed hereby with this Registration Statement.

++ To be filed by subsequent amendment.

49

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 12, 2023

DEEP GREEN WASTE & RECYCLING, INC.

By:	/s/ Bill Edmonds
Bill Edmonds
Chief Executive Officer
(Principal Executive Officer)

50